                                                                     EXHIBIT 4.1

--------------------------------------------------------------------------------

                          CRUM & FORSTER FUNDING CORP.
                (MAY BE ASSUMED BY CRUM & FORSTER HOLDINGS CORP.)

                                   AS ISSUER,

                          10 3/8% SENIOR NOTES DUE 2013

                             ----------------------

                                    INDENTURE

                            DATED AS OF JUNE 5, 2003

                             ----------------------

                              THE BANK OF NEW YORK,
                                   AS TRUSTEE

--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*

Trust Indenture Act Section                                                               Indenture Section
---------------------------                                                               -----------------
    310(a)(1)......................................................................       7.10
       (a)(2)......................................................................       7.10
       (a)(3)......................................................................       N.A.
       (a)(4)......................................................................       N.A.
       (a)(5)......................................................................       7.10
       (b).........................................................................       7.3, 7.8, 7.10
       (c).........................................................................       N.A.
    311(a).........................................................................       7.11
       (b).........................................................................       7.11
       (c).........................................................................       N.A.
    312(a).........................................................................       2.5
       (b).........................................................................       12.3
       (c).........................................................................       12.3
    313(a).........................................................................       7.6
       (b)(1)......................................................................       7.6
       (b)(2)......................................................................       7.6, 7.7
       (c).........................................................................       7.5, 7.6, 12.2
       (d).........................................................................       7.6
    314(a).........................................................................       4.3, 4.4, 12.2, 12.5
       (b).........................................................................       N.A.
       (c)(1)......................................................................       4.4, 12.4
       (c)(2)......................................................................       12.4
       (c)(3)......................................................................       12.4
       (d).........................................................................       N.A.
       (e).........................................................................       12.5
       (f).........................................................................       N.A.
    315(a).........................................................................       7.1; 7.2
       (b).........................................................................       7.5, 12.2
       (c).........................................................................       7.1
       (d).........................................................................       7.1
       (e).........................................................................       6.11
    316(a)(last sentence)..........................................................       2.9
       (a)(1)(A)...................................................................       6.5
       (a)(1)(B)...................................................................       6.4
       (a)(2)......................................................................       N.A.
       (b).........................................................................       6.7
       (c).........................................................................       2.12
    317(a)(1)......................................................................       6.8
       (a)(2)......................................................................       6.9
       (b).........................................................................       2.4
    318(a).........................................................................       12.1
       (b).........................................................................       N.A.
       (c).........................................................................       12.1

N.A. MEANS NOT APPLICABLE

-------------------
* This Cross-Reference Table shall not, for any purpose, be deemed a part of the Indenture

                                TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----
                                                             ARTICLE I.

                                             DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.      Definitions....................................................................................    1
Section 1.2.      Other Definitions..............................................................................   19
Section 1.3.      Incorporation by Reference of Trust Indenture Act..............................................   20
Section 1.4.      Rules of Construction..........................................................................   20
Section 1.5.      Acts of Holders................................................................................   21

                                                             ARTICLE II.

                                                              THE NOTES

Section 2.1.      Form and Dating................................................................................   21
Section 2.2.      Execution and Authentication...................................................................   22
Section 2.3.      Registrar and Paying Agent.....................................................................   23
Section 2.4.      Paying Agents To Hold Money in Trust...........................................................   23
Section 2.5.      Holder Lists...................................................................................   24
Section 2.6.      Transfer and Exchange..........................................................................   24
Section 2.7.      Replacement Notes..............................................................................   30
Section 2.8.      Outstanding Notes..............................................................................   30
Section 2.9.      Treasury Notes.................................................................................   31
Section 2.10.     Temporary Notes................................................................................   31
Section 2.11.     Cancellation...................................................................................   31
Section 2.12.     Defaulted Interest.............................................................................   31
Section 2.13.     Persons Deemed Owners..........................................................................   31
Section 2.14.     CUSIP Numbers..................................................................................   32
Section 2.15.     Designation....................................................................................   32

                                                            ARTICLE III.

                                                      REDEMPTION AND REPURCHASE

Section 3.1.      Notices to Trustee.............................................................................   32
Section 3.2.      Selection of Notes.............................................................................   32
Section 3.3.      Notice of Optional or Special Redemption.......................................................   33
Section 3.4.      Effect of Notice of Redemption.................................................................   34
Section 3.5.      Deposit of Redemption Price or Purchase Price..................................................   34
Section 3.6.      Notes Redeemed or Repurchased in Part..........................................................   34
Section 3.7.      Optional Redemption............................................................................   34
Section 3.8.      Special Redemption.............................................................................   34
Section 3.9.      Repurchase upon Change of Control Offer........................................................   35
Section 3.10.     Repurchase upon Application of Net Proceeds....................................................   36
Section 3.11.     Special Mandatory Redemption; Notices to Trustee and Securities Intermediary...................   37
Section 3.12.     Notice of Special Mandatory Redemption to Holders..............................................   37
Section 3.13.     Effect of Notice of Special Mandatory Redemption...............................................   38

                                                                                                                   Page
                                                                                                                   ----
Section 3.14.     Deposit of Special Mandatory Redemption Price..................................................   38

                                                             ARTICLE IV.

                                                              COVENANTS

Section 4.1.      Payment of Principal and Interest..............................................................   38
Section 4.2.      Maintenance of Office or Agency................................................................   39
Section 4.3.      Reports........................................................................................   39
Section 4.4.      Compliance Certificate.........................................................................   40
Section 4.5.      Taxes..........................................................................................   40
Section 4.6.      Stay, Extension and Usury Laws.................................................................   40
Section 4.7.      Limitation on Restricted Payments..............................................................   40
Section 4.8.      Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries...................   43
Section 4.9.      Limitation on Incurrence of Additional Indebtedness............................................   44
Section 4.10.     Limitation on Asset Sales......................................................................   44
Section 4.11.     Limitations on Transactions with Affiliates....................................................   46
Section 4.12.     Limitation on Liens............................................................................   47
Section 4.13.     Maintenance of Corporate Separateness..........................................................   47
Section 4.14.     Offer To Repurchase upon Change of Control.....................................................   47
Section 4.15.     Payments for Consent...........................................................................   48
Section 4.16.     Limitation on Preferred Stock of Restricted Subsidiaries and Common Stock of Insurance
                  Subsidiaries...................................................................................   48
Section 4.17.     Conduct of Business............................................................................   48
Section 4.18.     Release of Funds from Escrow...................................................................   48
Section 4.19.     Limitation on Applicability of Certain Covenants if the Notes Are Rated Investment Grade.......   49
Section 4.20.     Maintenance of Interest Escrow Account.........................................................   49

                                                             ARTICLE V.

                                                             SUCCESSORS

Section 5.1.      Merger, Consolidation and Sale of Assets.......................................................   49
Section 5.2.      Successor Corporation Substituted..............................................................   51

                                                             ARTICLE VI.

                                                        DEFAULTS AND REMEDIES

Section 6.1.      Events of Default..............................................................................   51
Section 6.2.      Acceleration...................................................................................   52
Section 6.3.      Other Remedies.................................................................................   53
Section 6.4.      Waiver of Past Defaults........................................................................   53
Section 6.5.      Control by Majority............................................................................   54
Section 6.6.      Limitation on Suits............................................................................   54
Section 6.7.      Rights of Holders of Notes to Receive Payment..................................................   54
Section 6.8.      Collection Suit by Trustee.....................................................................   54
Section 6.9.      Trustee May File Proofs of Claim...............................................................   55
Section 6.10.     Priorities.....................................................................................   55
Section 6.11.     Undertaking for Costs..........................................................................   55

                                                                                                                   Page
                                                                                                                   ----
                                                            ARTICLE VII.

                                                               TRUSTEE

Section 7.1.      Duties of Trustee..............................................................................   56
Section 7.2.      Rights of Trustee..............................................................................   56
Section 7.3.      Individual Rights of Trustee...................................................................   57
Section 7.4.      Trustee's Disclaimer...........................................................................   57
Section 7.5.      Notice of Defaults.............................................................................   58
Section 7.6.      Reports by Trustee to Holders of the Notes.....................................................   58
Section 7.7.      Compensation, Reimbursement and Indemnity......................................................   58
Section 7.8.      Replacement of Trustee.........................................................................   59
Section 7.9.      Successor Trustee by Merger, Etc...............................................................   60
Section 7.10.     Eligibility; Disqualification..................................................................   60
Section 7.11.     Preferential Collection of Claims Against Company..............................................   60

                                                            ARTICLE VIII.

                                              LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1.      Option To Effect Legal Defeasance or Covenant Defeasance.......................................   60
Section 8.2.      Legal Defeasance and Discharge.................................................................   60
Section 8.3.      Covenant Defeasance............................................................................   61
Section 8.4.      Conditions to Legal or Covenant Defeasance.....................................................   61
Section 8.5.      Deposited Money and U.S. Government Securities To Be Held in Trust; Other Miscellaneous
                  Provisions.....................................................................................   62
Section 8.6.      Repayment to the Company.......................................................................   63
Section 8.7.      Reinstatement..................................................................................   63

                                                             ARTICLE IX.

                                                  AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1.      Without Consent of Holders of Notes............................................................   63
Section 9.2.      With Consent of Holders of Notes...............................................................   64
Section 9.3.      Compliance with Trust Indenture Act............................................................   65
Section 9.4.      Revocation and Effect of Consents..............................................................   66
Section 9.5.      Notation on or Exchange of Notes...............................................................   66
Section 9.6.      Trustee To Sign Amendment, Etc.................................................................   66

                                                             ARTICLE X.

                                                              GUARANTEE

Section 10.1.     Unconditional Guarantee........................................................................   66
Section 10.2.     Severability...................................................................................   67
Section 10.3.     Limitation of Guarantor's Liability............................................................   67
Section 10.4.     Release of Guarantor...........................................................................   67
Section 10.5.     Contribution...................................................................................   68
Section 10.6.     Waiver of Subrogation..........................................................................   68
Section 10.7.     Execution of Guarantee.........................................................................   68

                                                                                                                   Page
                                                                                                                   ----
Section 10.8.     Waiver of Stay, Extension or Usury Laws........................................................   69

                                                             ARTICLE XI.

                                                     SATISFACTION AND DISCHARGE

Section 11.1.     Satisfaction and Discharge.....................................................................   69
Section 11.2.     Application of Trust...........................................................................   70

                                                            ARTICLE XII.

                                                            MISCELLANEOUS

Section 12.1.     Trust Indenture Act Controls...................................................................   70
Section 12.2.     Notices........................................................................................   70
Section 12.3.     Communication by Holders of Notes with Other Holders of Notes..................................   71
Section 12.4.     Certificate and Opinion as to Conditions Precedent.............................................   71
Section 12.5.     Statements Required in Certificate or Opinion..................................................   71
Section 12.6.     Rules by Trustee and Agents....................................................................   72
Section 12.7.     No Personal Liability of Directors, Officers, Employees and Stockholders.......................   72
Section 12.8.     Governing Law; Submission to Jurisdiction; Waiver of Jury Trial................................   72
Section 12.9.     No Adverse Interpretation of Other Agreements..................................................   73
Section 12.10.    Successors.....................................................................................   73
Section 12.11.    Severability...................................................................................   73
Section 12.12.    Counterpart Originals..........................................................................   73
Section 12.13.    Table of Contents, Headings, Etc...............................................................   73
Section 12.14.    Qualification of Indenture.....................................................................   73

Signatures        ...............................................................................................  S-1

                                    EXHIBITS

Exhibit A-1      Form of Note
Exhibit A-2      Form of Exchange Note
Exhibit B        Form of Guarantee
Exhibit C(1)     Form of Regulation S Certification
Exhibit C(2)     Form of Certificate to Be Delivered upon Exchange or Registration of Transfer of Notes
Exhibit D        Form of Certificate to Be Delivered in Connection with Transfers to Non-QIB Accredited Investors
Exhibit E        Form of Certificate to Be Delivered in Connection with Transfers Pursuant to Regulation S
Exhibit F        Form of First Supplemental Indenture, to Be Executed on the Assumption Date
Exhibit G        Form of Interest Escrow Agreement, to Be Executed on the Assumption Date

                                    INDENTURE

                  INDENTURE dated as of June 5, 2003 among Crum & Forster Funding Corp., a Delaware corporation, and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the Company's 10 3/8% Senior Notes due 2013:

                                   ARTICLE I.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.      Definitions.

                  "ACL RBC" means "authorized control level risk based capital" as then defined and calculated in accordance with the Risk Based Capital (RBC) for Insurers Model Act of the National Association of Insurance Commissioners.

                  "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

                  "Additional Interest" means all additional interest then owing pursuant to Section 2(d) of the Registration Rights Agreement or the comparable section of any registration rights agreement entered into in connection with the issuance of any additional Notes issued under this Indenture.

                  "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "Applicable Percentage" means:

                  (1) 50% for any fiscal quarter other than as described in clause (2), and

                  (2) 75% for any fiscal quarter for which the Company had a Distributable Amount greater than zero.

                  "Asset Acquisition" means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

                  "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of: (1) any Capital Stock of any Restricted Subsidiary of the Company; or (2) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business (the sale of Invested Assets being an ordinary course transaction), but excluding the Capital Stock of or other Investments in Unrestricted Subsidiaries; provided, however, that asset sales or other dispositions shall not include: (a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $2.5 million; (b) any transaction consummated in compliance with the provisions of Section 5.1; (c) any Restricted Payment permitted by Section 4.7 or that constitutes a Permitted Investment; (d) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; (e) disposals or replacements of obsolete or worn out equipment; (f) for so long as, and to the extent that, any Insurance Subsidiary would not be permitted to make the Net Cash Proceeds therefrom available to the Company or the Company's other Subsidiaries, any sale, lease, conveyance, disposition or other transfer of assets by any Insurance Subsidiary; and (g) the creation of any Lien not prohibited by Section 4.12.

                  "Assumption" means the assumption by Crum & Forster Holdings Corp. of the Company's obligations under the Notes and this Indenture concurrent with the release of the Escrow Funds (as defined in the Initial Escrow Agreement) as more fully described in the Initial Escrow Agreement.

                  "Assumption Date" means the effective date of the Assumption.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

                  "Board of Directors" means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

                  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

                  "Capital Stock" means:

                  (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and all options, warrants or other rights to purchase or acquire any of the foregoing; and

                  (2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person and all options, warrants or other rights to purchase or acquire any of the foregoing.

                  For the avoidance of doubt, "Capital Stock" includes, without limitation, "trust preferred" or other equity or equity-like securities that can or may be treated as equity, capital or surplus of the Insurance Subsidiaries.

                  "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

                  "Cash Equivalents" means:

                  (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof;

                  (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

                  (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

                  (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

                  (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
         (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

                  (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

                  "Clearstream" shall mean Clearstream Banking, Societe Anonyme, Luxembourg.

                  "Change of Control" means the occurrence of one or more of the following events:

                  (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture) other than to Fairfax Financial Holdings Limited or any Person controlled by Fairfax Financial Holdings Limited;

                  (2) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture);

                  (3) any Person or Group (other than Fairfax Financial Holdings Limited or any Person controlled by Fairfax Financial Holdings Limited) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 35% of the voting power of the Voting Stock of the Company; or

                  (4) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

                  "Company" means Crum & Forster Funding Corp., until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter means such successor Person.

                  "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

                  (1)      Consolidated Interest Expense; plus

                  (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

                  "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

                  (1) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, (which, for greater clarity, excludes interest on funds held under reinsurance contracts) including without limitation: (a) any amortization of debt discount and amortization or write-off of deferred financing costs; (b) the net costs under Interest Swap Obligations; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation; and

                  (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (without duplication):

                  (1) after-tax gains from Asset Sales (without regard to the $2.5 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto;

                  (2) after-tax items classified as extraordinary or nonrecurring gains;

                  (3) solely for purposes of Section 4.7, the net income of any Person prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person;

                  (4) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash (or to the extent immediately converted to cash) dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person;

                  (5) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

                  (6) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

                  (7) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

                  "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 8W West, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

                  "Credit Agreement" means one or more credit facilities of Fairfax Financial Holdings Limited, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

                  "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

                  "Depositary" means, with respect to the Notes issuable in whole or in part in global form, the Person specified in Section 2.6(g) as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions or this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

                  "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), on or prior to the final maturity date of the Notes.

                  "Distributable Amount" means, with respect to the Company at the last day of any fiscal quarter, (a) the maximum amount of cash that the then Insurance Subsidiaries of the Company could have distributed directly to the Company as a dividend, distribution, repayment of intercompany indebtedness or payment of interest thereon as of such date (calculated as if such date were the relevant test date for determining compliance with applicable Insurance Laws) without prior governmental approval (or any required passage of time in nondisapproval states) and which is not prohibited, directly or indirectly, by the terms of any charter or any agreement, instrument, judgment, decree, order, writ, injunction, certificate, statute, rule, law, code, ordinance or government regulation applicable to such Insurance Subsidiaries unless any such restriction has been legally waived, plus (b) the amount of any dividend, distribution, repayment of intercompany indebtedness or payment of interest thereon paid during the four fiscal quarters coming immediately prior to the date of determination by the Insurance Subsidiaries of the Company to the Company to the extent that such dividend, distribution, repayment of intercompany indebtedness or payment of interest thereon reduces the amount described in clause (a) that could be distributed at the date of determination; provided that in making any determination of the Distributable Amount to Consolidated Fixed Charges Coverage Ratio, any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any amount which such Restricted Subsidiary could have distributed to such Person as a dividend to such Person that is attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the four fiscal quarters occurring immediately prior to the date of testing) occurring during the four quarter period immediately prior to the date of such testing, shall be given effect to as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) had occurred on the first day of such four quarter period.

                  "Distributable Amount to Consolidated Fixed Charge Coverage Ratio" means, at any time, the ratio of the Distributable Amount on the last day of the most recently ended fiscal quarter for which financial statements are available to Consolidated Fixed Charges of the Company during the four full fiscal quarters (the "Four Quarter Period") ending prior to such time for which financial statements are available. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

                  (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

                  (2) any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

                  For the purposes of this definition, "Transaction Date" means the date of the incurrence, repayment, asset sale, disposition or Asset Acquisition, as applicable, giving rise to the need to calculate the Distributable Amount to Consolidated Fixed Charge Coverage Ratio.

                  Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator of this "Consolidated Fixed Charge Coverage Ratio":

                  (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

                  (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

                  "Domestic Restricted Subsidiary" means a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof or any territory or possession of the United States.

                  "Equity Offering" means a public or private offering of Qualified Capital Stock of the Company to any Person other than Fairfax or an Affiliate of Fairfax in which the gross cash proceeds to the Company are at least $50.0 million.

                  "Escrow Agents" means the Initial Escrow Agent and the Interest Escrow Agent.

                  "Escrow Agreements" means the Interest Escrow Agreement and the Initial Escrow Agreement.

                  "Euroclear" means Euroclear Bank S.A./N.V. as operator of the Euroclear System.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

                  "Exchange Notes" means the Notes issued in the Exchange Offer or pursuant to a registered Exchange Offer for Transfer Restricted Securities issued after the Issue Date in accordance with Section 2.2 hereof, substantially in the form of Exhibit A-2 hereto.

                  "Exchange Offer" means the offer to exchange Exchange Notes for the Initial Notes to be made by the Company pursuant to the Registration Rights Agreement.

                  "Fairfax" means Fairfax Financial Holdings Limited or any Wholly Owned Subsidiary of Fairfax Financial Holdings Limited.

                  "Fairfax Note" means the non-interest bearing subordinated note due 2018 to be issued by Holdings to Fairfax prior to the Assumption for up to $40.0 million.

                  "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

                  "Final Memorandum" shall mean the Company's final offering memorandum dated May 29, 2003 relating to the offering of the Initial Notes.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the date of determination.

                  "Guarantee" means a senior unsecured guarantee of the notes by a Guarantor.

                  "Guarantor" means each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Guarantee is released in accordance with the terms of this Indenture.

                  "Holder" means a Person in whose name a Note is registered.

                  "Holdings" means Crum & Forster Holdings Corp., a Delaware corporation.

                  "Indebtedness" means with respect to any Person, without duplication:

                  (1)      all Obligations of such Person for borrowed money;

                  (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (3)      all Capitalized Lease Obligations of such Person;

                  (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

                  (5) all Obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

                  (6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

                  (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset and the amount of the Obligation so secured;

                  (8) all Obligations under currency agreements and interest swap agreements of such Person; and

                  (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any;

provided, however, that the following shall not be deemed to constitute
Indebtedness: (a) obligations with respect to products underwritten by Insurance Subsidiaries in the ordinary course of business, including insurance policies, annuities, performance and surety bonds and any related contingent obligations,
(b) reinsurance agreements entered into by any Insurance Subsidiary in the ordinary course of business, and (c) Interest Swap Obligations and Currency

Agreements entered into in the ordinary course of business in connection with the Invested Assets of the Insurance Subsidiaries.

                  For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Independent Director" means, with respect to any transaction or series of transactions, any director that does not have any direct or indirect financial interest in the outcome thereof.

                  "Independent Financial Advisor" means a firm (which may be a broker-dealer): (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company or any of its Affiliates (other than ownership of less than 5% of any class of publicly traded securities of Fairfax Financial Holdings Limited or any of its Affiliates); and (2) which is otherwise independent of the Company and qualified to perform the task for which it is to be engaged.

                  "Initial Escrow Agent" means Wilmington Trust Company, as escrow agent and securities intermediary under the Initial Escrow Agreement.

                  "Initial Escrow Agreement" means the escrow agreement dated June 5, 2003 among the Company, Crum & Forster Holdings Corp., the Initial Escrow Agent and the Trustee.

                  "Initial Notes" means $300.0 million aggregate principal amount of Notes issued on the Issue Date.

                  "Initial Purchasers" means J.P. Morgan Securities Inc., Banc of America Securities LLC, RBC Dominion Securities Corporation and Ferris, Baker Watts, Incorporated.

                  "Insurance Law" means any applicable law, statute, rule, regulation, judgment or agreement with any regulatory authority that regulates the provision of insurance or reinsurance.

                  "Insurance Subsidiary" means any Subsidiary of the Company that is regulated as an "insurance company" under applicable Insurance Laws or as an equivalent entity under corresponding applicable foreign law or regulation, or otherwise holds itself out as a provider of insurance or reinsurance.

                  "Interest Escrow Account" means the account in which the Interest Escrow Agent holds funds for the benefit of the Holders of the Notes and the Trustee.

                  "Interest Escrow Agent" means the Trustee, as Escrow Agent and Securities Intermediary under the Interest Escrow Agreement.

                  "Interest Escrow Agreement" means the Escrow Agreement among the Interest Escrow Agent, the Trustee and Holdings, the form of which is attached.

                  "Interest Escrow Amount" means an amount sufficient, together with the proceeds from the investment thereof, to make the first four interest payments on the Notes (but not any Additional Interest).

                  "Interest Escrow Assets" means the Interest Escrow Amount together with any property from time to time held by the Interest Escrow Agent, including any additional amounts required to be deposited pursuant to this Indenture or the Interest Escrow Agreement.

                  "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

                  "Invested Assets" means, with respect to any Person that is an insurance company that files statutory financial statements with any governmental authority, the amount to be shown on the line item "Cash and Invested Assets" (or any equivalent line item(s) setting forth the type of assets that would be reflected in the line item "Cash and Invested Assets" on the Issue Date) on such insurance company's balance sheet included in its most recent statutory financial statements filed with such governmental authority.

                  "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

                  "Issue Date" means June 5, 2003, the date of original issuance of the Notes.

                  "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

                  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

                  (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

                  (2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

                  (3) repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale; and

                  (4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

                  "North River" means The North River Insurance Company, a New Jersey corporation.

                  "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

                  "Notes" means the notes, if any, that are issued in accordance with Section 2.2 hereof under this Indenture, as amended or supplemented from time to time.

                  "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnification, reimbursement, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Officer" means, (a) with respect to any Person that is a corporation, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Controller, the Secretary or any Vice-President of such Person and (b) with respect to any other Person, the individuals selected by such Person to perform functions similar to those of the officers listed in clause
(a).

                  "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the principal accounting officer of the Company, that meets the requirements of Sections 12.4 and 12.5 hereof. An Officers' Certificate given pursuant to Section 4.4 shall be signed by an authorized financial or accounting officer (which may be the Treasurer, in the case of an "Officers' Certificate" delivered on behalf of Crum & Forster Funding Corp.) of the Company and contain the information specified in
Section 4.4, but need not contain the information specified in Section 12.4 hereof. Notwithstanding the foregoing, any "Officers' Certificate" delivered on behalf of Crum & Foster Funding Corp. need only be signed by one Officer of Crum & Forster Funding Corp.

                  "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections
12.4 and 12.5. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

                  "Permitted Indebtedness" means, without duplication, each of the following:

                  (1) Indebtedness under the Notes in an aggregate principal amount not to exceed $300.0 million and any Guarantee thereof by any Subsidiary;

                  (2) other Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date;

                  (3) Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that the notional principal amount of such Interest Swap Obligation does not, at the time of the incurrence thereof, exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

                  (4) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                  (5) Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture; provided that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (5) by the issuer of such Indebtedness;

                  (6) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture, in each case subject to no Lien other than a Lien permitted under this Indenture; provided that (a) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the notes and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause
         (6) by the Company;

                  (7) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

                  (8) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

                  (9) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed $7.5 million at any one time outstanding;

                  (10)     Refinancing Indebtedness;

                  (11) Indebtedness represented by guarantees by the Company or its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred under this Indenture;

                  (12) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets;

                  (13) Acquired Indebtedness of any Restricted Subsidiary acquired at the time such entity became a Restricted Subsidiary, other than Indebtedness incurred in connection with, or in contemplation of, such entity becoming a Restricted Subsidiary so long as, at the time of such incurrence and immediately after giving effect thereto, the ratio of combined policyholders' surplus of all of the Insurance Subsidiaries to total consolidated long-term Indebtedness of the Company would be equal to or greater than such ratio immediately prior to such entity becoming a Restricted Subsidiary;

                  (14) Indebtedness of the Company to the extent the proceeds are used to pay interest on the notes substantially concurrently with the incurrence thereof; and

                  (15) (x) Indebtedness pursuant to the Fairfax Note, provided that until such time as the Company is no longer required to meet the requirement set forth in the first sentence of Section 4.20, any amounts borrowed under the Fairfax Note may only be used to fund the Interest Escrow Account and (y) other Subordinated Indebtedness of the Company or any Restricted Subsidiaries to Fairfax that is otherwise permitted under this Indenture.

For purposes of determining compliance with Section 4.9, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (14) above, the Company may, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.9.

                  "Permitted Investments" means:

                  (1) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Restricted Subsidiary of the Company;

                  (2) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment and held by a Restricted Subsidiary that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the notes and this Indenture;

                  (3)      Investments in cash and Cash Equivalents;

                  (4) loans and advances to employees, directors and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $5.0 million at any one time outstanding;

                  (5) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture;

                  (6) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

                  (7) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.10;

                  (8) Investments represented by guarantees that are otherwise permitted under this Indenture;

                  (9) Investments the payment for which is Qualified Capital Stock of the Company;

                  (10) Investments by any Insurance Subsidiary constituting Invested Assets and made in compliance with Insurance Laws, including Investments determined subsequent to acquisition not to comply with applicable Insurance Laws so long as such noncompliance is cured within 30 days of the chief investment officer of the Company or the applicable Subsidiary becoming aware of such noncompliance; provided, that (a) no more than 15% of Invested Assets may be in persons that are Affiliates of the Company and (b) if, as a result of any direct or indirect action by the Company such Person becomes an Affiliate of the Company then any such Investment in such Person pursuant to this clause
         (10) that was made prior to the date such Person became an Affiliate of the Company shall be deemed to have been made on the date and immediately after such Person became an Affiliate of the Company;

                  (11) any Investment that replaces, refinances or refunds an Investment existing on the Issue Date, provided that such Investment is in an amount that does not exceed the amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded; and

                  (12) other Investments not to exceed $10.0 million at any one time outstanding.

                  "Permitted Liens" means the following types of Liens:

                  (1)      Liens securing the Notes and any Guarantees;

                  (2) Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company;

                  (3) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens: (i) are no less favorable to the Holders in any material respect and are not more favorable to the lienholders in any material respect with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

                  (4) Liens securing Purchase Money Indebtedness incurred in the ordinary course of business; provided, however, that (a) such Purchase Money Indebtedness shall not exceed the purchase price or other cost of such property or equipment and shall not be secured by any property or equipment of the Company or any Restricted Subsidiary of the Company other than the property and equipment so acquired and
         (b) the Lien securing such Purchase Money Indebtedness shall be created within 90 days of such acquisition;

                  (5) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                  (6) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                  (7) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

                  (8)      Liens securing Indebtedness under Currency
         Agreements; and

                  (9) Liens securing Acquired Indebtedness incurred in accordance with Section 4.9; provided that:

                           (a)      such Liens secured such Acquired
                  Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

                           (b) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

                  (10) Liens on assets of a Restricted Subsidiary of the Company that is not a Guarantor to secure Indebtedness of such Restricted Subsidiary that is otherwise permitted to be incurred under this Indenture.

                  "Person" means an individual, partnership, corporation, limited liability company, association, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

                  "PORTAL Market" means the Portal Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

                  "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

                  "Purchase Date" means, with respect to any Note to be repurchased, the date fixed for such repurchase by or pursuant to this Indenture.

                  "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

                  "Purchase Price" means the amount payable for the repurchase of any Note on a Purchase Date, exclusive of accrued and unpaid interest (if any) thereon to the Purchase Date, unless otherwise specifically provided.

                  "QIB" means a qualified institutional buyer as defined in Rule 144A under the Securities Act.

                  "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

                  "Rating Agencies" means:

                  (a)      S&P;

                  (b)      Moody's; or

                  (c) if S&P or Moody's or both shall not make a rating of the notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be.

                  "Ratio Test" means the Distributable Amount to Consolidated Fixed Charge Coverage Ratio of the Company (or, in the case of clause (2) of Section 5.1, of the Company or the Surviving Entity, as applicable) is greater then 2.0 to 1.0.

                  "Redemption Date" means, with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

                  "Redemption Price" means the amount payable for the redemption of any Note on a Redemption Date, exclusive of accrued and unpaid interest (if any) thereon to the Redemption Date, unless otherwise specifically provided.

                  "Redemption Triggering Event" means (a) the date that Fairfax or Crum & Forster Holdings Corp. delivers written notice to the Trustee that Fairfax does not intend to refinance the Credit Agreement or to pursue an amendment or waiver permitting Crum & Forster Holdings Corp. to complete the Assumption, that Crum & Forster Holdings Corp. does not intend to complete the Assumption, or that the Assumption will otherwise not occur prior to August 29, 2003 or (b) August 29, 2003, if the Assumption is not consummated by August 29, 2003.

                  "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with Section 4.9 (other than pursuant to clauses (3), (4), (5), (6),
(7), (8), (9), (11), (12), (14) or (15) of the definition of Permitted
Indebtedness), in each case that does not:

                  (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by such Person in connection with such Refinancing); or

                  (2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that
         (x) if such Indebtedness being Refinanced is Indebtedness of the Company (and is not otherwise guaranteed by a Restricted Subsidiary of the Company), then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinated or junior to the Notes, then such Refinancing Indebtedness shall be subordinated or junior to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

                  "Registration Rights Agreement" means the registration rights agreement dated as of the Issue Date among Crum & Forster Holdings Corp. and the Initial Purchasers.

                  "Regulation S" means Regulation S as promulgated under the Securities Act.

                  "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Restricted Subsidiary" means any Subsidiary of the Company which at the time of determination is not an Unrestricted Subsidiary.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person by whom funds have been or are to be advanced by such Person on the security of such Property.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

                  "Security Documents" shall mean the Escrow Agreements (including the security account control agreements attached as exhibits thereto) and each other document pursuant to which the holders of the Notes have been granted a Lien on any property of the Company or the Subsidiaries securing the Obligations.

                  "Significant Subsidiary," with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

                  "Special Mandatory Redemption" means a redemption of all of the Notes at the Special Mandatory Redemption Price on the Special Mandatory Redemption Date.

                  "Special Mandatory Redemption Date" means a date not more than 20 days following the Redemption Triggering Event.

                  "Special Mandatory Redemption Price" means the redemption price for any Special Mandatory Redemption, which shall be equal to 96.985% of the original principal amount of the Notes (which amount is equal to 100% of the original issue price of the Notes) plus accrued and unpaid interest thereon through the Special Redemption Date.

                  "Subordinated Indebtedness" means Indebtedness of the Company or any Guarantor that is subordinated or junior in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

                  "Subsidiary", with respect to any Person, means:

                  (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

                  (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

                  "Tax Allocation Agreement" means the Tax Allocation Agreement among Fairfax Inc. and Holdings dated as of June 5, 2003.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; provided that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                  "Transfer Restricted Security" means a Note that is a restricted security as defined in Rule 144(a)(3) under the Securities Act.

                  "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor serving hereunder.

                  "Unrestricted Subsidiary" of any Person means:

                  (1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

                  (2)      any Subsidiary of an Unrestricted Subsidiary.

                  The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that:

                  (1) the Company certifies to the Trustee that such designation complies with Section 4.7; and

                  (2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

                  For purposes of making the determination of whether any such designation of a Subsidiary as an Unrestricted Subsidiary complies with Section 4.7, the portion of the fair market value of the net assets of such Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary that is represented by the interest of the Company and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Company, shall be deemed to be an Investment. Such designation will be permitted only if such Investment would be permitted at such time under Section 4.7.

                  The Board of Directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary only if:

                  (1) immediately after giving effect to such designation, the Ratio Test shall be met; and

                  (2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

                  Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution of the Company giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Fire" means United States Fire Insurance Company, a New York corporation.

                  "U.S. Government Securities" shall mean securities which are
(i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Securities or a specific payment of interest on or principal of any such U.S. Government Securities held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of interest on or principal of the U.S. Government Securities evidenced by such depository receipt.

                  "U.S. Person" means any U.S. Person as defined in Regulation
S.

                  "Voting Stock" of any Person means any class or classes of Capital Stock which entitle the holders thereof under ordinary circumstances to elect at least a majority of the Board of Directors of such Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

                  "Wholly Owned Restricted Subsidiary" of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

                  "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

Section 1.2.      Other Definitions.

Term                                                          Defined in Section
----                                                          ------------------
"Adjusted Net Assets"..............................                10.5
"Affiliate Transaction"............................                4.11(a)
"Agent Members"....................................                 2.6(b)
"Certificated Notes"...............................                 2.1
"Change of Control Offer"..........................                4.14
"Change of Control Offer Period"...................                 3.9
"Covenant Defeasance"..............................                 8.3
"Event of Default".................................                 6.1
"Excluded Sale"....................................                 4.7(a)
"Foreign Person"...................................                 2.6(c)
"Global Notes".....................................                 2.1
"Guarantor Supplemental Indenture".................                10.1
"incur"............................................                 4.9(a)
"Institutional Accredited Investors"...............                 2.1
"Legal Defeasance".................................                 8.2
"Net Proceeds Offer"...............................                4.10(c)
"Net Proceeds Offer Amount"........................                4.10(c)
"Net Proceeds Offer Payment Date"..................                4.10(c)
"Net Proceeds Offer Trigger Date"..................                4.10(c)

Term                                                          Defined in Section
----                                                          ------------------
"Offshore Certificated Notes"......................                 2.1
"Optional Redemption"..............................                 3.7
"Paying Agent".....................................                 2.3
"Permanent Regulation S Global Note"...............                 2.1
"Private Placement Legend".........................                 2.6(h)
"Ratio Test".......................................                 4.7(a)
"Redemption Triggering Event"......................                3.11
"Registrar"........................................                 2.3
"Regulation S Global Note".........................                 2.1
"Restricted Payment"...............................                 4.7(a)
"Restricted Payment Basket"........................                 4.7
"Rule 144A Global Note"............................                 2.1
"Special Redemption"...............................                 3.8
"Surviving Entity".................................                 5.1
"Temporary Regulation S Global Note"...............                 2.1
"U.S. Certificated Notes"..........................                 2.1

Section 1.3.      Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes;

                  "indenture security holder" means a Holder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee;

                  "obligor" on the Notes means the Company and any successor obligor upon the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.4.      Rules of Construction.

                  Unless the context otherwise requires:

                  (a)      a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c)      "or" is not exclusive;

                  (d) words in the singular include the plural, and in the plural include the singular;

                  (e) provisions apply to successive events and transactions;

                  (f) any reference herein or in the Notes to "unpaid interest" or "interest, if any, on the Notes" shall be deemed to include Additional Interest, if any, on the Notes; and

                  (g) references to sections of or rules under the Securities Act, the Exchange Act and the TIA shall be deemed to include substitute, replacement and successor sections or rules adopted by the Commission from time to time.

Section 1.5.      Acts of Holders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing or bound by such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

                  (c) The ownership of Notes shall be proved by the register maintained by the Registrar.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

                                   ARTICLE II.

                                    THE NOTES

Section 2.1.      Form and Dating.

                  The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage in addition to those set forth in Exhibit A-1. The Exchange Notes shall be substantially in the form of Exhibit A-2 hereto. The notation on each note relating to the Guarantees shall be substantially in the form set forth on Exhibit B, which is part of this Indenture. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

                  The terms and provisions contained in the Notes and Guarantees shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Guarantors, if any, from time to time and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a single permanent global Note in registered form, substantially in the form set forth in Exhibit A-1 (the "Rule 144A Global Note"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

                  Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single temporary global
Note in registered form substantially in the form set forth in Exhibit A-1 (the "Temporary Regulation S Global Note"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. At any time following 40 days after the later of the commencement of the offering of the Notes and the Issue Date, upon receipt by the Trustee and the Company of a duly executed certificate substantially in the form of Exhibit C(1), a single permanent Global Note in registered form substantially in the form set forth in Exhibit A-1 (the "Permanent Regulation S Global Note," and together with the Temporary Regulation S Global Note, the "Regulation S Global Note") duly executed by the Company and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depositary, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the Regulation S Global Note transferred.

                  Notes offered and sold to institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) ("Institutional Accredited Investors") shall be issued in the form of permanent U.S. Certificated Notes in registered form in substantially the form set forth in Exhibit A-1 (the "U.S. Certificated Notes"). Securities issued pursuant to
Section 2.6 in exchange for interests in the Rule 144A Global Note or the Regulation S Global Note shall be in the form of permanent Certificated Notes in registered form substantially in the form set forth in Exhibit A-1 (the "Offshore Certificated Notes").

                  The Offshore Certificated Notes and U.S. Certificated Notes are sometimes together referred to as the "Certificated Notes." The Rule 144A Global Note and the Regulation S Global Note are sometimes together referred to as the "Global Notes."

Section 2.2.      Execution and Authentication.

                  One Officer of the Company shall sign the Notes for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. Each Guarantor, as applicable, shall execute a Guarantee in the manner set forth in Section 10.7.

                  A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee, upon a written order of the Company signed by an Officer of the Company, together with the other documents required by Sections
12.4 and 12.5, shall authenticate (i) Initial Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $300.0 million, (ii) Exchange Notes; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes of a like aggregate principal amount in accordance with the Exchange Offer and the provisions of the Registration Rights Agreement and (iii) subject to compliance with Section 4.9 hereof, authenticate one or more series of Notes for original issue after the Issue Date (and if such Notes are Transfer Restricted Securities, a like amount of Exchange Notes in exchange therefor upon consummation of a registered exchange offer). All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter. Exchange Notes may have such distinctive series designations and such changes in the form thereof as are specified in the order of the Company referred to in the first sentence of this paragraph. Such written order of the Company shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

Section 2.3.      Registrar and Paying Agent.

                  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. At the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest and Additional Interest (if any) on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent.

                  The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company may act as Paying Agent or Registrar. The Depositary shall, by acceptance of a Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

                  The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

Section 2.4.      Paying Agents To Hold Money in Trust.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, and interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.5.      Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, and the Company shall otherwise comply with TIA Section 312(a).

Section 2.6.      Transfer and Exchange.

                  (a) Transfer and Exchange Generally; Book Entry Provisions. Upon surrender for registration of transfer of any Note to the Registrar and the satisfaction of the requirements for such transfer set forth in this Section 2.6, the Company shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

                  Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.2. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

                  All Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Registrar, and the Notes shall be duly executed by the Holder thereof or his attorney duly authorized in writing. Except as otherwise provided in this Indenture, and in addition to the requirements set forth in the legend referred to in Section 2.6(h)(i), any request for transfer of Transfer Restricted Securities shall be accompanied by a certification to the Trustee relating to the manner of such transfer substantially in the form of Exhibit C(2).

                  (b) Book-Entry Provisions for the Global Notes. The Rule 144A Global Note and Regulation S Global Note initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth in Section 2.6(h).

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Rule 144A Global Note or Regulation S Global Note, as the case may be, held on their behalf by the Depositary, or the Trustee as its custodian, or under the Rule 144A Global Note or Regulation S Global Note, as the case may be, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of Rule 144A Global Note or Regulation S Global Note, as the case may be, for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

                  Transfers of the Rule 144A Global Note and the Regulation S Global Note shall be limited to transfers of such Rule 144A Global Note or Regulation S Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Beneficial interests in the Rule 144A Global Note and the Regulation S Global Note may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of this Section 2.6. The registration of transfer and exchange of beneficial interests in the Global Note, which does not involve the issuance of a Certificated Note, shall be effected through the Depositary, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor. The Trustee shall have no responsibility or liability for any act or omission of the Depositary.

                  (c) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Security to any Institutional Accredited Investor that is not a QIB, other than any Person that is not a U.S. Person as defined under Regulation S (a "Foreign Person"):

                  (i) The Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if
         (x) (A) the requested transfer is at least two years after the Issue Date of the Notes and (B) the proposed transferee has certified to the Registrar that the requested transfer is at least two years after the last date on which such Note was held by the Company or an Affiliate of the Company, or (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit D hereto and (B) such certifications, legal opinions and other information as the Trustee and the Company may reasonably request to confirm that such transaction is in compliance with the Securities Act; and

                  (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the documents, if any, required by clause (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global
         Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Notes of like tenor and amount.

                  (d) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Security to a QIB (other than Foreign Persons):

                  (i) if the Note to be transferred consists of Certificated Notes or an interest in the Regulation S Global Note, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on a certificate substantially in the form of Exhibit C(2) stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who is a QIB within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A; and

                  (ii) if the proposed transferee is an Agent Member, and the Note to be transferred consists of Certificated Notes or an interest in the Regulation S Global Note, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the Certificated Notes or the interest in the Regulation S Global Note, as the case may be, to be transferred, and the Trustee shall cancel the Certificated Notes or decrease the amount of the Regulation S Global Note so transferred.

                  (e) Transfers of Interests in the Temporary Regulation S Global Note. The following provisions shall apply with respect to the registration of any proposed transfer of interests in the Temporary Regulation S Global Note:

                  (i) The Registrar shall register the transfer of an interest in the Temporary Regulation S Global Certificate if (x) the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto stating, among other things, that the proposed transferee is a Foreign Person or (y) the proposed transferee is a QIB and the proposed transferor has checked the box provided for on a certificate substantially in the form of Exhibit C(2) stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A; and

                  (ii) if the proposed transferee is an Agent Member, upon receipt by the Registrar of the documents referred to in clause (i)(y) above and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the Temporary Regulation S Global Note to be transferred, and the Trustee, as Note Custodian, shall decrease the amount of the Temporary Regulation S Global Note.

                  (f) Transfers to Foreign Persons. The following provisions shall apply with respect to any transfer of a Transfer Restricted Security to a Foreign Person:

                  (i) the Registrar shall register any proposed transfer of a Note to a Foreign Person upon receipt of a certificate substantially in the form of Exhibit E hereto from the proposed transferor and such certifications, legal opinions and other information as the Trustee or the Company may reasonably request; and

                  (ii) (a) If the proposed transferor is an Agent Member holding a beneficial interest in the Rule 144A Global Note or the Note to be transferred consists of Certificated Notes, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and
         (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Note or cancel the Certificated Notes, as the case may be, to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the Certificated Notes to be transferred, and the Trustee shall decrease the amount of the Rule 144A Global Note.

                  (g) The Depositary. The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Note. Initially, the Rule 144A Global Note and the Regulation S Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Note Custodian for Cede & Co.

                  Notes in Certificated form issued in exchange for all or a part of a Global Note pursuant to this Section 2.6 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Certificated Notes in Certificated form to the persons in whose names such Notes in Certificated form are so registered.

                  Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Rule 144A Global Note or the Permanent Regulation S Global Note, as the case may be, if at any time:

                  (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Rule 144A Global Note or the Permanent Regulation S Global Note, as the case may be, and a successor Depositary is not appointed by the Company within 90 days after delivery of such notice; or

                  (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Certificates Notes under this Indenture,

and the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.2, authenticate and deliver Certificated Notes in an aggregate principal amount equal to the principal amount of the Rule 144A Global Note or the Permanent Regulation S Global Note, as the case may be, in exchange for such Global Notes.

                  (h)      Legends.

                  (i) Except as permitted by the following paragraphs (ii) and (iii), each Note certificate evidencing Global Notes and Certificated Notes (and all Notes issued in exchange therefor or substitution thereof) shall (x) be subject to the restrictions on transfer set forth in this Section 2.6 (including those set forth in the legend below) unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each Transfer Restricted Security, by such Holder's acceptance thereof, agrees to be bound by all such restrictions on transfer and (y) bear the legend set forth below (the "Private Placement Legend"):

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER,

         SALE OR TRANSFER PURSUANT TO CLAUSE (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                  (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                           (a) in the case of any Transfer Restricted Security that is a Certificated Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                           (b) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.6(b); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Certificated Note that does not bear the legend set forth in
                  (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certifications to be substantially in the form of Exhibit C(2)).

                  (iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate Exchange Notes in exchange for Notes accepted for exchange in the Exchange Offer, which Exchange Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Company has notified the Registrar in writing that the Holder of such Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company.

                  (iv) Each Global Note, whether or not a Transfer Restricted Security, shall also bear the following legend on the face thereof:

         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS

         REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  (v) Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Note Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradable on the PORTAL Market or tradable on Euroclear or Clearstream or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or Regulation S under the Securities Act or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

                  (i) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or canceled, all Global Notes shall be returned to or retained and canceled by the Trustee in accordance with Section
2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Notes shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction. In the event of any transfer of any beneficial interest between the Rule 144A Global Note and the Regulation S Global Note in accordance with the standing procedures and instructions between the Depositary and the Note Custodian and the transfer restrictions set forth herein, the aggregate principal amount of each of the Rule 144A Global Note and the Regulation S Global Note shall be appropriately increased or decreased, as the case may be, and an endorsement shall be made on each of the Rule 144A Global Note and the Regulation S Global Note by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction or increase.

                  (j)      General Provisions Relating to Transfers and
Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Certificated Notes and Global Notes at the Registrar's request.

                  (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.6 and 9.5).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Certificated Notes and Global Notes issued upon any registration of transfer or exchange of Certificated Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Notes or Global Notes surrendered upon such registration of transfer or exchange.

                  (v)      The Company shall not be required:

                           (a) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 and ending at the close of business on the day of selection; or

                           (b) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                           (c) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                           (d) Prior to due presentment of the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of all payments with respect to such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                  (vi) The Trustee shall authenticate Certificated Notes and Global Notes in accordance with the provisions of Section 2.2.

Section 2.7.      Replacement Notes.

                  If any mutilated Note is surrendered to the Trustee or either the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements for replacement of Notes are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Trustee and the Company may charge the Holder for their expenses in replacing a Note.

                  Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.8.      Outstanding Notes.

                  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee or the Note Custodian in accordance with the provisions of this Indenture and those described in this Section as not outstanding. Except as set forth in Section 2.9, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

                  If a Note is replaced pursuant to Section 2.7, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser for value.

                  If the principal amount of any Note is considered paid under
Section 4.1, it ceases to be outstanding and interest on it ceases to accrue.

                  If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.9.      Treasury Notes.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, the Guarantors or by any Affiliate thereof shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes as to which a Responsible Officer of the Trustee has first-hand knowledge based on information received from the Company that such Notes are so owned shall be so disregarded. The Company agrees to notify the Trustee of the existence of any such treasury Notes or Notes owned by the Company, any Guarantor or an Affiliate thereof.

Section 2.10.     Temporary Notes.

                  Until Certificated Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an authentication order in accordance with Section 2.2, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Certificated Notes, but may have such variations as the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Certificated Notes in exchange for temporary Notes.

                  Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.     Cancellation.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy all canceled Notes in accordance with the Trustee's usual procedures. The Trustee shall maintain a record of the destruction of all canceled Notes. Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation.

Section 2.12.     Defaulted Interest.

                  If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.     Persons Deemed Owners.

                  Prior to due presentment of a Note for registration of transfer and subject to Section 2.12, the Company, the Trustee, any Paying Agent, any co-registrar and any Registrar may deem and treat the person in whose name any Note shall be registered upon the register of Notes kept by the Registrar as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Company, any co-registrar or any Registrar) for the purpose of receiving all payments with respect to such Note and for all other purposes, and none of the Company, the Trustee, any Paying Agent, any co-registrar or any Registrar shall be affected by any notice to the contrary.

Section 2.14.     CUSIP Numbers.

                  The Company in issuing the Notes may use a "CUSIP" number (and shall provide notice to the Trustee of any change in the CUSIP number of any series of the Notes), and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.

Section 2.15.     Designation.

                  The Indebtedness evidenced by the Notes and the Guarantees is hereby irrevocably designated as "senior indebtedness" or such other term denoting seniority for the purposes of any future Indebtedness of the Company or a Guarantor which the Company or a Guarantor makes subordinate to any senior indebtedness or such other term denoting seniority.

                                  ARTICLE III.

                            REDEMPTION AND REPURCHASE

Section 3.1.      Notices to Trustee.

                  If the Company elects to redeem Notes pursuant to the provisions of Section 3.7 or 3.8, it shall furnish to the Trustee, at least 30 days but not more than 60 days before the Redemption Date, an Officers' Certificate setting forth the Section of this Indenture pursuant to which the redemption shall occur, the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price.

                  If the Company is required to offer to repurchase Notes pursuant to the provisions of Section 4.10 or 4.14, it shall notify the Trustee in writing, at least 30 days but not more than 60 days before the Purchase Date, of the Section of this Indenture pursuant to which the repurchase shall occur, the Purchase Date, the principal amount of Notes required to be repurchased and the Purchase Price and shall furnish to the Trustee an Officers' Certificate to the effect that (a) the Company is required to make or has made a Net Proceeds Offer or a Change of Control Offer, as the case may be, and (b) the conditions set forth in Section 4.10 or 4.14, as the case may be, have been satisfied.

                  If the Registrar is not the Trustee, the Company shall, concurrently with each notice of redemption or repurchase, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the principal amounts of Notes held by each Holder.

Section 3.2.      Selection of Notes.

                  Except as set forth below, if less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. In the event of partial redemption by lot, the particular Notes or portions thereof to be redeemed shall be selected, unless otherwise provided herein, not less than 25 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

                  If less than all of the Notes tendered are to be repurchased pursuant to the provisions of Section 4.10(f), the Trustee shall select the Notes or portions thereof to be repurchased in compliance with Section 4.10. In the event of partial repurchase by lot, the particular Notes or portions thereof to be repurchased shall be selected at the close of business of the last Business Day prior to the Purchase Date. If less than all of the Notes tendered are to be repurchased pursuant to the provisions of Section 3.8 hereof, the Trustee shall select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited.

                  The Trustee shall promptly notify the Company in writing of the Notes or portions thereof selected for redemption or repurchase and, in the case of any Note selected for partial redemption or repurchase, the principal amount thereof to be redeemed or repurchased. Notes and portions thereof selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. No Notes of a principal amount of $1,000 or less shall be redeemed in part.

Section 3.3.      Notice of Optional or Special Redemption.

                  In the event Notes are to be redeemed pursuant to Section 3.7 or 3.8, at least 30 days but not more than 60 days before the Redemption Date, the Company shall mail a notice of redemption to each Holder whose Notes are to be redeemed in whole or in part, with a copy to the Trustee.

                  The notice shall identify the Notes or portions thereof to be redeemed (including, if applicable, the CUSIP number(s) thereof) and shall state:

                  (a)      the Redemption Date;

                  (b)      the Redemption Price;

                  (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

                  (d)      the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price, Additional Interest, if any, and, unless the Redemption Date is after a record date and on or before the succeeding interest payment date, accrued interest thereon to the Redemption Date;

                  (f) that, unless the Company defaults in making the redemption payment, interest and any Additional Interest on Notes called for redemption will cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price, any Additional Interest and, unless the Redemption Date is after a record date and on or before the succeeding interest payment date, accrued interest thereon to the Redemption Date upon surrender to the Paying Agent of the Notes redeemed;

                  (g) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portions thereof) to be redeemed, as well as the aggregate principal amount of the Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

                  (h) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided that the Company shall deliver to the Trustee, at least 40 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.4.      Effect of Notice of Redemption.

                  Once notice of redemption is mailed, Notes or portions thereof called for redemption become due and payable on the Redemption Date at the Redemption Price. Upon surrender to any Paying Agent, such Notes or portions thereof shall be paid at the Redemption Price, plus Additional Interest, if any, and accrued interest to the Redemption Date; provided, however, that installments of interest which are due and payable on or prior to the Redemption Date shall be payable to the Holders of such Notes, registered as such, at the close of business on the relevant record date for the payment of such installment of interest.

Section 3.5.      Deposit of Redemption Price or Purchase Price.

                  On or before 10:00 a.m., New York City time on each Redemption Date or Purchase Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent money sufficient to pay the aggregate amount due on all Notes to be redeemed or repurchased on that date, including without limitation any accrued and unpaid interest, if any, to the Redemption Date or Repurchase Date. The Company, the Trustee or the Paying Agent shall promptly return to the Company any money not required for that purpose.

                  Unless the Company defaults in making such payment, interest and any Additional Interest on the Notes to be redeemed or repurchased will cease to accrue on the applicable Redemption Date or Purchase Date, whether or not such Notes are presented for payment. If any Note called for redemption shall not be so paid upon surrender because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the applicable Redemption Date or Purchase Date until such principal is paid, and on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1.

Section 3.6.      Notes Redeemed or Repurchased in Part.

                  Upon surrender of a Note that is redeemed or repurchased in part, the Company shall issue and the Trustee shall authenticate for the Holder without service charge to the Holder a new Note equal in principal amount to portion of the Note surrendered that is not to be redeemed or repurchased.

Section 3.7.      Optional Redemption.

                  The Company may redeem any or all of the Notes at any time on or after June 15, 2008 at the Redemption Prices set forth in the Notes (an "Optional Redemption"). Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6.

Section 3.8.      Special Redemption.

                  At any time, or from time to time, on or prior to June 15, 2006, the Company, at its option, may use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the original principal amount of the Notes (a "Special Redemption") at a Redemption Price of 110.375% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption, provided, however, that at least 65% of the original principal amount of the Notes issued will remain outstanding immediately after each such Special Redemption; and provided, further, the Company shall make such Special Redemption not later than 60 days after the date of the consummation of any such Equity Offering. Any redemption pursuant to this Section 3.8 shall be made pursuant to the provisions of Sections 3.1 through 3.6.

Section 3.9.      Repurchase upon Change of Control Offer.

                  In the event that, pursuant to Section 4.14, the Company shall be required to commence a Change of Control Offer, it shall follow the procedures specified below.

                  The Change of Control Offer shall remain open for a period from the date of the mailing of the notice of the Change of Control Offer described in the next paragraph until a date determined by the Company which is at least 30 but no more than 60 days from the date of mailing of such notice and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). On the Purchase Date, which shall be no later than the last day of the Change of Control Offer Period, the Company shall purchase the principal amount of Notes properly tendered in response to the Change of Control Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                  Within 30 days following any Change of Control, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. The Change of Control Offer shall be made to all Holders. The notice, which shall govern the terms of the Change of Control Offer, shall state:

                  (a) the transaction or transactions that constitute the Change of Control, providing information, to the extent publicly available, regarding the Person or Persons acquiring control, and stating that the Change of Control Offer is being made pursuant to this Section 3.9 and Section 4.14 and that, to the extent lawful, all Notes tendered will be accepted for payment;

                  (b) the Purchase Price, the last day of the Change of Control Offer Period, and the Purchase Date;

                  (c) that any Note not properly tendered or otherwise not accepted for repurchase will continue to accrue interest and Additional Interest, if any;

                  (d) that, unless the Company defaults in the payment of the amount due on the Purchase Date, all Notes or portions thereof accepted for repurchase pursuant to the Change of Control Offer shall cease to accrue interest and Additional Interest, if any, after the Purchase Date;

                  (e) that Holders electing to have any Notes purchased pursuant to the Change of Control Offer will be required to tender the Notes, with the form entitled Option of Holder To Elect Purchase on the reverse of the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice not later than the third Business Day preceding the Purchase Date;

                  (f) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for repurchase, and a statement that such Holder is withdrawing his election to have the Notes redeemed in whole or in part; and

                  (g) that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the portion of the Notes tendered (or transferred by book-entry transfer) that is not to be repurchased, which portion must be equal to $1,000 in principal amount or an integral multiple thereof).

                  On or before the Purchase Date, the Company shall to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Purchase Price, together with accrued and unpaid interest, if any, thereon to the Purchase

Date in respect of all Notes or portions thereof so tendered and accepted for repurchase and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Company. The Paying Agent shall promptly (but in any case not later than five days after the Purchase Date) mail to each Holder of Notes so repurchased the amount due in connection with such Notes, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company in the form of an Officers' Certificate shall authenticate and mail or deliver (or cause to transfer by book entry) to each relevant Holder a new Note, in a principal amount equal to any unpurchased portion of the Notes surrendered to the Holder thereof; provided that each such new Note shall be in a principal amount of $l,000 or an integral multiple thereof.

                  If the Purchase Date is on or after an interest record date and on or before the related interest payment date, accrued and unpaid interest, if any, in each case to the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders pursuant to the Change of Control Offer.

Section 3.10.     Repurchase upon Application of Net Proceeds.

                  In the event that, pursuant to Section 4.10, the Company shall be required to commence a Net Proceeds Offer, it shall follow the procedures specified below.

                  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer. The Net Proceeds Offer shall be made to all Holders. Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. The notice, which shall govern the terms of the Net Proceeds Offer, shall state:

                  (a) that the Net Proceeds Offer is being made pursuant to this Section 3.10 and Section 4.10;

                  (b) the Net Proceeds Offer Amount, the Purchase Price and the Purchase Date;

                  (c) that any Note not properly tendered or otherwise not accepted for repurchase shall continue to accrue interest and Additional Interest, if any;

                  (d) that, unless the Company defaults in the payment of the amount due on the Purchase Date, all Notes or portions thereof accepted for repurchase pursuant to the Net Proceeds Offer shall cease to accrue interest and Additional Interest, if any, after the Purchase Date;

                  (e) that Holders electing to have any Notes repurchased pursuant to any Net Proceeds Offer shall be required to tender the Notes, with the form entitled Option of Holder To Elect Purchase on the reverse of the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

                  (f) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for repurchase and a statement that such Holder is withdrawing his election to have such Notes repurchased in whole or in part; and

                  (g) that, to the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, the tendered Notes will be purchased pro rata based on the aggregate amounts of Notes tendered (and the Trustee shall select the tendered Notes of tendering Holders pro rata based on the amount of Notes tendered).

                  On or before the Purchase Date, the Company shall to the extent lawful, (i) accept for payment, pro rata in accordance with this Indenture to the extent necessary, the Net Proceeds Offer Amount of Notes or portions thereof properly tendered pursuant to the Net Proceeds Offer, or if less than the Net Proceeds Offer Amount has been tendered, all Notes properly tendered, (ii) deposit with the Paying Agent an amount equal to the Purchase Price, plus accrued and unpaid interest, if any, thereon to the Purchase Date in respect of all Notes or portions thereof so tendered and accepted for repurchase and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Company. The Paying Agent shall promptly (but in any case not later than five days after the Purchase
Date) mail to each Holder of Notes so repurchased the amount due in connection with such Notes, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company in the form of an Officers' Certificate shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion to the Holder thereof; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof.

                  If the Purchase Date is on or after an interest record date and on or before the related interest payment date, accrued and unpaid interest, if any, in each case to the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders pursuant to the Net Proceeds Offer.

Section 3.11. Special Mandatory Redemption; Notices to Trustee and Securities Intermediary.

                  If the Assumption has not occurred on or before a Redemption Triggering Event, the Company shall promptly notify the Trustee thereof and deliver to the Trustee an Officers' Certificate stating that the Special Mandatory Redemption will comply with the conditions contained in paragraph 7 of the Notes and setting forth the Special Mandatory Redemption Price applicable to such Special Mandatory Redemption. Simultaneously with the giving of such notice by the Company to the Trustee, the Company shall notify the Initial Escrow Agent thereof pursuant to Section 1(d) of the Initial Escrow Agreement.

Section 3.12.     Notice of Special Mandatory Redemption to Holders.

                  Upon the occurrence of the Redemption Triggering Event, notice of the Special Mandatory Redemption will be promptly mailed by first class mail by the Company to each Holder, to the Trustee and the Initial Escrow Agent.

                  The notice shall state that all the Notes will be redeemed (including the CUSIP numbers thereof) and shall state:

                  (1)      the Special Mandatory Redemption Date;

                  (2)      the Special Mandatory Redemption Price;

                  (3)      the name and address of the Paying Agent;

                  (4) that Notes must be surrendered to the Paying Agent to collect the Special Mandatory Redemption Price;

                  (5) that unless the Company defaults in making the redemption payment, interest on the Notes ceases to accrue on and after the Special Mandatory Redemption Date; and

                  (6) that paragraph 7 of the Notes is the provision pursuant to which the Notes are being redeemed.

Section 3.13.     Effect of Notice of Special Mandatory Redemption.

                  Once the notice of redemption described in Section 3.12 is mailed, the Notes will become due and payable on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price. Upon surrender to the Paying Agent, the Notes shall be paid at the Special Mandatory Redemption Price; provided that if the Special Mandatory Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Special Mandatory Redemption Date to such succeeding Business Day.

Section 3.14.     Deposit of Special Mandatory Redemption Price.

                  On or prior to 10:00 A.M., New York City time, on the Special Mandatory Redemption Date, the Company shall direct the Initial Escrow Agent in writing, pursuant to Section 2(a) of the Initial Escrow Agreement, to deposit with the Paying Agent the applicable Special Mandatory Redemption Price.

                  On and after the Special Mandatory Redemption Date, if money sufficient to pay the applicable Special Mandatory Redemption Price shall have been made available in accordance with the immediately preceding paragraph, the Notes will cease to accrue interest and the only right of the Holders of the Notes will be to receive payment of the Special Mandatory Redemption Price. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Special Mandatory Redemption Date until such redemption payment is made, on the unpaid principal of the Notes and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.

                                   ARTICLE IV.

                                    COVENANTS

Section 4.1.      Payment of Principal and Interest.

                  The Company shall pay or cause to be paid the principal of, interest on and, if applicable, the Redemption Price and Purchase Price of, the Notes on the dates, in the amounts and in the manner provided herein and in the Notes. Principal, Redemption Price, Purchase Price and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 12:00 noon Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay the aggregate amount then due. The Company shall pay all Additional Interest, if any, on the dates, in the amounts and in the manner set forth in the Registration Rights Agreement.

                  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, Redemption Price and Purchase Price at the rate specified in the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.2.      Maintenance of Office or Agency.

                  The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Office of the Trustee.

                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.3. The Trustee may resign such agency at any time by giving written notice to the Company no later than 30 days prior to the effective date of such resignation.

Section 4.3.      Reports.

                  Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall furnish on behalf of the Holders of the Notes to the Trustee:

                  (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

                  (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports,

in each case within the time periods specified in the Commission's rules and regulations. The Company shall at all times comply with TIA Section 314(a).

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.4.      Compliance Certificate.

                  The Company and each Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate further stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture in all material respects, and further stating, as to the Officer signing such certificate, that to the best of his or her knowledge based upon such review the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture in all material respects and is not in Default in the performance or observance of any of the terms, provisions and conditions of this Indenture (and, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default) of which he or she may have knowledge.

                  The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, promptly upon any Officer of the Company becoming aware of any Default or Event of Default an Officers' Certificate specifying such Default or Event of Default.

                  The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of the original issue discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

Section 4.5.      Taxes.

                  The Company shall pay or discharge, and shall cause each of its Restricted Subsidiaries to pay or discharge, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.6.      Stay, Extension and Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants shall it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though such law has not been enacted.

Section 4.7.      Limitation on Restricted Payments.

                  (a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock (other than to the Company or a Restricted Subsidiary);

                  (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than any Indebtedness convertible into Capital Stock of the Company); or

                  (3) make any Investment (other than Permitted Investments) or make any payment (of principal, interest or otherwise) in cash or otherwise with respect to any Permitted Indebtedness of the type described in clause (15) of the definition thereof;

         (each of the foregoing actions set forth in clauses (1), (2) and (3) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto and to the incurrence of any Indebtedness incurred to finance such Restricted Payment,

                           (i) a Default or an Event of Default shall have occurred and be continuing; or

                           (ii) (x) the Ratio Test is not met; or (y) the ratio of policyholders' surplus to ACL RBC for each of U.S. Fire and North River for the last reported fiscal quarter is less than 2.5x or (z) the ratio of combined policyholders' surplus of all of the Insurance Subsidiaries of the Company to consolidated long-term Indebtedness of the Company is less than 2.0 to 1.0; or

                           (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by the Board of Directors of the Company) shall exceed the sum of:

                                    (w)      the Applicable Percentage (which
                           shall be 50% or 75% depending on satisfaction of the condition set forth in such definition) of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to March 31, 2003 and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus

                                    (x)      100% of the aggregate net cash
                           proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to March 31, 2003 and on or prior to the Reference Date of Qualified Capital Stock of the Company or warrants, options or other rights to acquire Qualified Capital Stock of the Company (but excluding any debt security that is convertible into, or exchangeable for, Qualified Capital Stock); plus

                                    (y)      without duplication of any amounts
                           included in clause (x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses (iii)(x) and (y), any net cash proceeds from an Equity Offering to the extent used to redeem the Notes in compliance with the provisions set forth in Section 3.8); plus

                                    (z)      100% of the proceeds of any
                           Indebtedness of the Company or any Restricted Subsidiary incurred after the Issue Date that has been converted into or exchanged for Qualified Capital Stock of the Company; plus

                                    (aa)     without duplication, the sum of:

                                             (1)      the aggregate amount
                                    returned in cash to the Company on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments;

                                             (2)      the net cash proceeds
                                    received by the Company from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company); and

                                             (3)      upon redesignation of an
                                    Unrestricted Subsidiary as a Restricted
                                    Subsidiary, the fair market value of such Subsidiary;

         provided, however, that the sum of clauses (1), (2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

                  (b) Notwithstanding the foregoing, the provisions set forth in paragraph (a) do not prohibit (provided that with respect to clause
(2), (3), (8), (9) or (10) no Default or Event of Default shall have occurred and be continuing):

                  (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

                  (2) the redemption, repurchase or retirement or other acquisition of any shares of Capital Stock of the Company or any Restricted Subsidiary, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

                  (3) at any time following an initial public offering of Capital Stock of the Company, repurchases of Capital Stock of the Company or any Restricted Subsidiary from officers, directors and employees of the Company or any of its Subsidiaries who are not affiliated with Fairfax other than by virtue of such employment by or directorship of the Company or such Subsidiary or their authorized representatives upon the death, disability or termination of employment of such employees or termination of their seat on the board of the Company or any Restricted Subsidiary in an aggregate amount not to exceed $3.5 million in any calendar year;

                  (4) following the Assumption, (a) payment of a dividend or distribution to Fairfax, or (b) Investments in cash, direct obligations of the United States of America, or marketable outstanding debt securities of Fairfax Financial Holdings Limited, in each case in an aggregate amount equal to the excess of (I) the sum of (x) the proceeds of the Notes (less underwriting discounts and commissions),
         (y) any additional amount funded by Fairfax into the Initial Escrow Account and (z) interest on and other proceeds of investment of the Initial Escrow Assets over (II) the Interest Escrow Amount;

                  (5) the deemed repurchase of Capital Stock of the Company or any Restricted Subsidiary upon the exercise of stock options;

                  (6) pro rata dividends or other distributions made by a Restricted Subsidiary to minority holders of equity interests in such Restricted Subsidiary;

                  (7) payments to Fairfax for the payment of taxes pursuant to the Tax Allocation Agreement as such agreement is in effect on the Issue Date (or any replacement thereof having terms no more onerous to the Company, taken as a whole);

                  (8) payments of dividends on, and the repurchase, redemption, retirement or acquisition at the scheduled maturity, scheduled repayment or scheduled sinking fund date, of Disqualified Capital Stock the incurrence of which was permitted by this Indenture;

                  (9) (a) at any time following December 15, 2004, payment from time to time (but no more often than once per fiscal quarter) of a dividend or distribution to Fairfax in an amount equal to the amount remaining in the Interest Escrow Account in excess of the amount necessary to make two interest payments on the Notes then outstanding, and (b) following the termination of the Interest Escrow Account in accordance with the terms of the Interest Escrow Agreement, payment of a dividend or distribution to Fairfax in an amount equal to the sum of
         (i) the aggregate amount of any outstanding loans made by Fairfax to the Company pursuant to the Fairfax Note used to fund the Interest Escrow Account, to the extent not already distributed pursuant to clause (a) hereof or otherwise, and (ii) interest on and other proceeds of investment of the Interest Escrow Assets; and

                  (10) other Restricted Payments in an aggregate amount not to exceed $10.0 million since the Issue Date.

                  In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of paragraph
(a) of this Section 4.7, amounts expended pursuant to clauses (1), (2)(ii) and
(10) shall be included in such calculation. No Restricted Payment under any provision of this Section 4.7 may be made under any circumstance to Fairfax or any Affiliate of Fairfax other than in cash.

Section 4.8. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

                  The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:

                  (1) pay dividends or make any other distributions on or in respect of its Capital Stock;

                  (2) make loans or advances to the Company or any Restricted Subsidiary or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or

                  (3) transfer any of its property or assets to the Company or any other Restricted Subsidiary,

except in each case for such encumbrances or restrictions existing under or by reason of:

                  (A) applicable law, rule or regulation (or, with respect to any Insurance Subsidiary, as required by the applicable regulatory authority);

                  (B)      this Indenture, the Notes and the Guarantees, if any;

                  (C) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary;

                  (D) any instrument governing Acquired Indebtedness, which encumbrance or restriction was not put in place in connection with or in contemplation of such acquisition and is not applicable to any Person, or the properties or assets of any Person other than the Person or the properties or assets of the Person so acquired;

                  (E) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

                  (F) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

                  (G) restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale;

                  (H) customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business;

                  (I) any other indenture governing debt securities of the Company that are no more restrictive in the aggregate than those contained in this Indenture; and

                  (J) restrictions on cash or other deposits or on net worth imposed under reinsurance or insurance contracts (other than with Affiliates of the Company) entered into in the ordinary course of the Company's underwriting (and not investing) business;

                  (K) agreements governing Purchase Money Indebtedness or Capitalized Lease Obligations so long as such encumbrances or restrictions apply solely to the related assets; and

                  (L) any agreement or instrument replacing any agreement or instrument described in clause (D) or (E) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such agreement or instrument are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in the agreement or instrument referred to in such clause (D) or (E).

Section 4.9.      Limitation on Incurrence of Additional Indebtedness.

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness).

                  (b) The Company shall not, and shall not permit any Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is expressly subordinated in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the applicable Guarantee, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Guarantor, as the case may be.

Section 4.10.     Limitation on Asset Sales.

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors);

                  (2) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale is in the form of cash or Cash Equivalents and is received at the time of such disposition; and

                  (3) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale (other than an Asset Sale consisting of (i) 10% or more of the Capital Stock of U.S. Fire or North River or (ii) assets of U.S. Fire or North River constituting more than 10% of the assets of U.S. Fire or North River, respectively, or (iii) assets of U.S. Fire or North River generating more than 10% of the consolidated gross premiums written of the Company for the most recently reported four fiscal quarters (any such sale, an "Excluded Sale")), within 180 days of receipt thereof to make an investment in an Insurance Subsidiary (whether then owned or then acquired).

                  (b) For purposes of clause (2) above, (A) the amount of any Indebtedness of the Company or any Restricted Subsidiary actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully and unconditionally released shall be deemed to be cash, and (B) the amount of any notes, securities or similar obligations received by the Company or any Restricted Subsidiary from such transferee that are immediately converted, sold or exchanged by the Company or the Restricted Subsidiaries into cash or Cash Equivalents shall be deemed to be cash.

                  (c) On the 181st day after any Asset Sale (or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clause (3) of Section 4.10(a) or on the date of consummation of an Excluded Sale) such date, a "Net Proceeds Offer Trigger Date"), the aggregate amount of such Net Cash Proceeds (that have not been applied as set forth in clause (3) of Section 4.10(a) on or before such Net Proceeds Offer Trigger Date in the case of any Asset Sale other than an Excluded
Sale) (each, a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (a "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with Section 4.10.

                  (d) The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this covenant). If the Net Proceeds Offer Amount exceeds the amount paid upon consummation of the Net Proceeds Offer, the Company may use any such excess amount for any purpose not otherwise prohibited by this Indenture. Upon completion of each Net Proceeds Offer, the unutilized Net Proceeds Offer Amount shall be reset to zero.

                  (e) In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.1, which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section, and shall comply with the provisions of this Section with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section.

                  (f) Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

                  (g) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Indenture by virtue thereof.

Section 4.11.     Limitations on Transactions with Affiliates.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each, an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under Section 4.11(b) and (y) Affiliate Transactions on terms that are on the whole no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

                  All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $5.0 million shall be approved by the Board of Directors (and, if any, by a majority of the Independent Directors) of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $15.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee; provided that, notwithstanding the foregoing, with respect to any purchase or sale of Invested Assets for cash between (1) the Company or any Restricted Subsidiary and (2) Fairfax or any Subsidiary thereof, the Company or such Restricted Subsidiary, as the case may be, may, in lieu of providing a board resolution or an opinion of an Independent Financial Advisor, file with the Trustee prior to the consummation of the transaction, a written confirmation from an Independent Financial Advisor that the agreed-upon price in such transaction is at least (in the case of a sale by the Company or a Restricted Subsidiary), or no more than (in the case of a purchase by the Company or a Restricted Subsidiary), the fair market value of the Invested Assets.

                  (b)      The restrictions set forth in paragraph (a) of this
Section 4.11 shall not apply to:

                  (1) reasonable fees, compensation benefits and incentives paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management;

                  (2) transactions exclusively between or among the Company and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries, so long as such transactions are not otherwise prohibited by this Indenture;

                  (3) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) that is described in the Final Memorandum, or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement;

                  (4)      Restricted Payments permitted by Section 4.7;

                  (5) customary stockholders and registration rights agreements among the Company or any Restricted Subsidiary and the stockholders thereof; and

                  (6) ordinary course insurance or reinsurance contracts or other agreements with respect to the provision of services (a) requiring approval of any governmental or regulatory insurance agency that are so approved by such agency (and on the terms so approved), or
         (b) requiring the passage of time to have occurred without disapproval of any governmental or regulatory insurance agency for which the required time has passed (and on the terms presented to such agency).

Section 4.12.     Limitation on Liens.

                  The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind securing any Indebtedness against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, unless contemporaneously therewith effective provision is made to secure the Notes and all other amounts due under this Indenture equally and ratably (or on a senior basis if such Indebtedness is subordinated Indebtedness) with such Indebtedness with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien.

Section 4.13.     Maintenance of Corporate Separateness.

                  The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, (a) take any action, or conduct its affairs in any manner, which is likely to result in the corporate existence of the Company or any other Restricted Subsidiary being ignored, or in the assets and liabilities of the Company or any of its Restricted Subsidiaries being substantively consolidated with those of any other Person other than the Company or another Restricted Subsidiary, in a bankruptcy, reorganization or other insolvency proceeding; or (b) fail to satisfy customary corporate formalities in any material respect, including (i) the holding of necessary boards of directors' and shareholders' meetings or consents, (ii) the maintenance of separate corporate and accounting books and records from which required GAAP and other financial statements can be prepared, (iii) the maintenance of separate bank accounts in its own name and (iv) the maintenance of ownership of its principal assets in its name (or the name of a trustee or nominee who is not otherwise an Affiliate, including where necessary or required by applicable insurance law, rule or regulation). The foregoing Section 4.13 shall not restrict the sharing of bank accounts among Restricted Subsidiaries or shared ownership of assets to the extent not otherwise prohibited by applicable law.

Section 4.14.     Offer To Repurchase upon Change of Control.

                  Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes (a "Change of Control Offer") at a Purchase Price in cash equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest, if any, thereon to the Purchase Date. The Change of Control Offer shall be made in compliance with the applicable procedures set forth in Article III and shall include all instructions and materials necessary to enable Holders to tender their Notes.

                  The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

                  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.14 by virtue hereof.

Section 4.15.     Payments for Consent.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.16. Limitation on Preferred Stock of Restricted Subsidiaries and Common Stock of Insurance Subsidiaries.

                  (a) The Company shall not cause or permit, directly or indirectly, any of its Restricted Subsidiaries to issue or sell or otherwise dispose of any of their Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary.

                  (b) The Company shall not cause or permit, directly or indirectly, any of its Restricted Subsidiaries to issue or sell or otherwise dispose of any Common Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) (unless 100% of the Common Stock of such Restricted Subsidiary is so sold) and, in any case, such issuance or sale complies with Section 4.10.

Section 4.17.     Conduct of Business.

                  (a) Prior to the date of the Assumption, the Company shall not engage in any transactions other than in connection with the issuance and sale of the Notes, the Assumption and entering into and complying with its obligations under this Indenture, the Security Documents and the Escrow Agreements.

                  (b) From and after the date of the Assumption, the Company shall not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, engage in any businesses which are not the same, similar, ancillary or reasonably related to the businesses in which Holdings and its Restricted Subsidiaries are engaged on the Issue Date.

Section 4.18.     Release of Funds from Escrow.

                  The Company agrees that (i) the terms of the Escrow Agreements shall exclusively control the conditions under which and procedures pursuant to which Escrow Funds, Initial Escrow Funds or Interest Escrow Funds (as defined in the Escrow Agreements) can be released and (ii) it will not attempt to cause any Escrow Funds, Initial Escrow Funds or Interest Escrow Funds (as defined in the Escrow Agreements) to be released from escrow except in accordance with the Escrow Agreements.

Section 4.19. Limitation on Applicability of Certain Covenants if the Notes Are Rated Investment Grade.

                  Notwithstanding any other provision of this Indenture, during any period in which (a) the Notes are rated Investment Grade by both Rating Agencies and (b) no Event of Default or Default shall have occurred and be continuing, the provisions of Sections 4.7, 4.9, 4.10, 4.11 and clause (2) of the first paragraph of Section 5.1 of this Indenture (collectively the "Suspended Covenants") will not apply. Upon the suspension of the Suspended Covenants, the amount of Net Cash Proceeds for purposes of Section 4.10 shall be set at zero.

                  In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding paragraph and either Rating Agency subsequently withdraws its rating or downgrades its rating of the notes below Investment Grade, or a Default or Event of Default occurs and is continuing, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, and compliance with the Suspended Covenants with respect to any Restricted Payment that is cited by a Rating Agency as a material factor in any such withdrawal or downgrade occurring within 90 days of the first public announcement of such Restricted Payment and any Restricted Payments made after the time of such withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the covenant described in Section 4.7 as though such covenant had been in effect during the entire period of time from the Issue Date. The results of actions taken by the Company and its Restricted Subsidiaries during the period in which the notes are rated Investment Grade shall remain in place after any date on which the notes are no longer rated Investment Grade, without causing a Default or Event of Default.

Section 4.20.     Maintenance of Interest Escrow Account.

                  From and after December 15, 2004, the Company will maintain at all times an amount in the Interest Escrow Account sufficient to make two interest payments on the notes then outstanding. The foregoing requirement need not be met from and after the first date on or after December 15, 2004 on which the Ratio Test is met.

                                   ARTICLE V.

                                   SUCCESSORS

Section 5.1.      Merger, Consolidation and Sale of Assets.

                  The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

                  (1)      either:

                           (a) the Company shall be the surviving or continuing corporation; or

                           (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

                                    (x)      shall be a corporation organized
                           and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

                                    (y)      shall expressly assume, by
                           supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the notes and the performance of every covenant of the notes, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

                  (2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall meet the Ratio Test;

                  (3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause
         (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

                  (4) the Company or the Surviving Entity shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

                  Notwithstanding clause (2) of the immediately preceding paragraph, any Restricted Subsidiary may consolidate or combine with, merge into or transfer all or part of its properties and assets to the Company or another Wholly Owned Restricted Subsidiary.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with
Section 5.1 in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, the Notes and the Registration Rights Agreement with the same effect as if the Surviving Entity had been named as such.

                  No Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.10) will, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

                  (1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation or a partnership or a limited liability company, in each case, organized and existing under the laws of the United States or any State thereof or the District of Columbia;

                  (2) such entity (if other than the Guarantor) assumes by supplemental indenture all of the obligations of the Guarantor under its Guarantee, this Indenture and the Registration Rights Agreement;

                  (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                  (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (2) of the first paragraph of this covenant.

                  Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need only comply with clause (4) of the first paragraph of this Section 5.1.

Section 5.2.      Successor Corporation Substituted.

                  Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with
Section 5.1, the Surviving Entity formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, the Notes and the Registration Rights Agreement with the same effect as if the Surviving Entity had been named as such.

                                   ARTICLE VI.

                              DEFAULTS AND REMEDIES

Section 6.1.      Events of Default.

                  Each of the following constitutes an "Event of Default":

                  (a) the failure to pay interest on any Note when the same becomes due and payable and the default continues for a period of 30 days;

                  (b) the failure to pay the principal (or premium if any) of any Note, when such principal becomes due and payable, at maturity, upon acceleration, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

                  (c) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to (x) Section 5.1 or (y) the agreements made by the Company with respect to the Fairfax Note, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

                  (d) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated aggregates $15.0 million or more at any time;

                  (e) one or more judgments in an aggregate amount in excess of $15.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

                  (f)      the Company or any Significant Subsidiary of the
         Company:

                           (i) commences a voluntary case under any Bankruptcy Law,

                           (ii) consents to the entry of an order for relief against it in an involuntary case,

                           (iii) consents to the appointment of a custodian or receiver of it or for all or substantially all of its property,

                           (iv) makes a general assignment for the benefit of its creditors, or

                           (v) admits in writing its inability to pay its debts as they become due; or

                  (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief in an involuntary case against the Company or any Significant Subsidiary of the Company;

                           (ii) appoints a custodian or receiver of the Company or any Significant Subsidiary or for all or substantially all of the property of any of the foregoing;

                           (iii) orders the liquidation of the Company or any of its Significant Subsidiaries;

                           (iv) and the order or decree remains unstayed and in effect for 60 consecutive days; or

                  (h) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or is declared to be null and void and unenforceable or is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture); or

                  (i) the repudiation or disaffirmation by the Company or any Restricted Subsidiary of any Security Document, or the failure of any Security Document (or any security interest created thereby) to be in full force and effect, or default by the Company or any Restricted Subsidiary in the performance of any obligation under any Security Document which default materially adversely affects the enforceability, validity, perfection or priority of the Liens securing the Obligations.

Section 6.2.      Acceleration.

                  If any Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 6.1 with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company (and the Trustee, if such notice is given by such Holders) may declare the principal of and accrued and unpaid interest on the Notes to be due and payable immediately, which notice shall specify the respective Events of Default and that it is a "Notice of Acceleration". Upon any such declaration, the entire principal amount of, and accrued and unpaid interest, if any, on the Notes shall become immediately due and payable.

                  Notwithstanding the foregoing, if an Event of Default specified in clause (f) or (g) of Section 6.1 with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  The Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Company and the Trustee may, on behalf of the Holders of all of the Notes, rescind and cancel an acceleration and its consequences:

                  (1) if the rescission would not conflict with any judgment or decree;

                  (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

                  (3) to the extent the payment of such interest is lawful, if interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

                  (4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

                  (5) in the event of the cure or waiver of an Event of Default of the type described in clause (f) or (g) of the description above of Events of Default, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Notes because of an Event of Default specified in Section 6.1(d) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the Holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 20 days after such declaration of acceleration in respect of the Notes, and no other Event of Default has occurred during such 20 day period which has not been cured or waived during such period.

Section 6.3.      Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest or Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding, and any recovery or judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4.      Waiver of Past Defaults.

                  The Holders of a majority in principal amount of the Notes may waive any existing or past Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5.      Control by Majority.

                  Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture that the Trustee reasonably determines may be unduly prejudicial to the rights of other Holders of Notes or that may subject the Trustee to personal liability and shall be entitled to the benefit of Sections 7.1(c)(iii) and 7.1(e).

Section 6.6.      Limitation on Suits.

                  A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                  (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.7.      Rights of Holders of Notes to Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, interest or Additional Interest, if any, on the Note, on or after the respective due dates thereon (including in connection with an offer to repurchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the written consent of such Holder.

Section 6.8.      Collection Suit by Trustee.

                  If an Event of Default specified in Section 6.l(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and Additional Interest, if any, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expense, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9.      Trustee May File Proofs of Claim.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents (including accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate) and counsel and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.     Priorities.

                  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.7, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, Purchase Price, Redemption Price and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, Purchase Price, Redemption Price and Additional Interest, if any, and interest, respectively; and

                  Third: to the Company, the Guarantors or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a special record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.     Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                  ARTICLE VII.

                                     TRUSTEE

Section 7.1.      Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b)      Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture or the TIA against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, without investigation, as to the truth or the statements and the correctness of the opinions expressed therein, upon and statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i)      this paragraph does not limit the effect of paragraph
         (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.1.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, pursuant to the provisions of this Indenture, including, without limitation, Section 6.5 thereof, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2.      Rights of Trustee.

                  (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel and Opinions of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficiently evidenced by a written order signed by two Officers of the Company.

                  (f) The Trustee shall not be charged with knowledge of any Default or Event of Default under Section 6.1 (other than under Section 6.1(a) (subject to the following sentence) or Section 6.1(b)) unless either (i) a Responsible Officer shall have actual knowledge thereof, or (ii) the Trustee shall have received notice thereof in accordance with Section 12.2 from the Company or any Holder of the Notes. The Trustee shall not be charged with knowledge of the Company's obligation to pay Additional Interest, or the cessation of such obligation, unless the Trustee receives written notice thereof from the Company or any Holder.

                  (g) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

                  (h) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

                  (i) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.3.      Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest within the meaning of the TIA it must eliminate such conflict within 90 days, apply (subject to the consent of the Company) to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.4.      Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.5.      Notice of Defaults.

                  If a Default or Event of Default occurs and is continuing, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default in payment on any Note (including the failure to make a mandatory repurchase pursuant hereto), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.6.      Reports by Trustee to Holders of the Notes.

                  Within 60 days after each May 15 beginning with May 15, 2004, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA
Section 313(c).

                  A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA
Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on or delisted from any stock exchange.

Section 7.7.      Compensation, Reimbursement and Indemnity.

                  The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and the rendering by it of the services required hereunder as shall be agreed in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate.

                  The Company shall indemnify the Trustee against any and all losses, liabilities, damages, claims or expenses, including taxes (other than those based upon, measured by or determined by the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture (including its duties under Section 9.6), including the costs and expenses of enforcing this Indenture or any Guarantee against the Company or a Guarantor (including this Section 7.7) and defending itself against or investigating any claim (whether asserted by the Company, any Guarantor, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend any claim or threatened claim asserted against the Trustee, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The obligations of the Company under this Section 7.7 shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

                  To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust (including the amounts held in escrow pursuant to the Escrow Agreements), to pay principal, Redemption Price, Special Mandatory Redemption Price or Purchase Price of or Additional Interest if any, or interest on, particular Notes. Such Lien shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(f) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8.      Replacement of Trustee.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a)      the Trustee fails to comply with Section 7.10;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a custodian, receiver or public officer takes charge of the Trustee or its property for the purpose of rehabilitation, conversation or liquidation; or

                  (d)      the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the date on which the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction at the expense of the Company, in the case of the Trustee, for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder of a Note who has been a bona fide holder of a Note or Notes for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company shall mail a notice of its succession to Holder of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Section 7.9.      Successor Trustee by Merger, Etc.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation that is eligible under Section 7.10, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.     Eligibility; Disqualification.

                  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof (including the District of Columbia) that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11.     Preferential Collection of Claims Against Company.

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1.      Option To Effect Legal Defeasance or Covenant Defeasance.

                  The Company may, at the option of its Board of Directors evidenced by a board resolution, at any time, elect to have either Section 8.2 or 8.3 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.2.      Legal Defeasance and Discharge.

                  Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in clauses (a) through (d) below, and to have satisfied all of its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

                  (a) the rights of Holders to receive solely from the trust fund described in Section 8.4 and as more fully set forth in such Section payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

                  (b) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

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

                  (c) the rights, powers, trust, duties and immunities of the Trustee; and

                  (d)      the Legal Defeasance provisions of this Article VIII.

                  Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2, notwithstanding the prior exercise of its option under Section 8.3.

Section 8.3.      Covenant Defeasance.

                  Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, the Company and the Subsidiary Guarantors, if any, shall, subject to the satisfaction of the conditions set forth in Section 8.4, be released from their respective obligations under the covenants contained in Sections 3.9, 3.10, 4.3, 4.5, 4.7 through 4.17, inclusive, and Sections 5.1 and 10.1 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under
Section 8.1 of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4, Sections 6.1(c), 6.1(d), 6.1(e), 6.1(h) and 6.1(i) shall not constitute Events of Default.

Section 8.4.      Conditions to Legal or Covenant Defeasance.

                  The following are the conditions precedent to the application of either Section 8.2 or 8.3 to the outstanding Notes:

                  In order to exercise either Legal Defeasance or Covenant
Defeasance:

                  (1) the Company must irrevocably deposit with the Trustee (or another trustee satisfying the requirements of Section 7.10 who has agreed to comply with the provisions of this Section 8 applicable to
         it), in trust, for the benefit of the Holders cash in U.S. dollars, U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

                  (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

                           (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

                           (b) since the date of this Indenture, there has been a change in the applicable federal income tax law,

         in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance

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

         and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

                  (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (6) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

                  (7) the Company shall have delivered to the Trustee an officers' certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

                  (8) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of the Company, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

                  Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable on the maturity date within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Section 8.5.      Deposited Money and U.S. Government Securities
                  To Be Held in Trust; Other Miscellaneous Provisions.

                  Subject to Section 8.6, all money and U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5 only, the "Trustee") pursuant to Section 8.4 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal or Redemption Price of, and Additional Interest, if any, or interest on, the Notes, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Securities deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Securities held by it as provided in Section 8.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.6.      Repayment to the Company.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, Redemption Price or Purchase Price of, or Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof as a general creditor, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, at the expense of the Company, if required by applicable law cause to be published once, in The New York Times and The Wall Street Journal (national editions), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days after the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.7.      Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Securities in accordance with Section 8.2 or 8.3, as the case may be, by reason of any order of judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture, and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3, as the case may be; provided, however, that, if the Company makes any payment with respect to any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE IX.

                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1.      Without Consent of Holders of Notes.

                  Notwithstanding Section 9.2 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

                  (a)      to cure any ambiguity, defect or inconsistency;

                  (b) to provide for uncertificated notes in addition to or in place of certificated Notes;

                  (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets pursuant to Article V;

                  (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

                  (e) evidence and provide for the acceptance of appointment by a successor Trustee;

                  (f) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes in any material respect; and

                  (g)      to add Guarantees with respect to the Notes.

                  Upon the request of the Company, accompanied by a resolution of the Board (evidenced by an Officers' Certificate) authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of any documents requested by it in accordance with Section 7.2 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise (other than the Supplemental Indenture referred to in the final paragraph of this Section 9.1).

                  Notwithstanding any other provision of this Indenture, at any time prior to a Redemption Triggering Event, upon the request of Holdings, accompanied by a Board Resolution from it authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of any documents requested by it in accordance with Section 7.2 hereof, the Company, Holdings and the Trustee shall (without notice to or the consent of any Holder), enter into the supplemental indenture attached hereto as Exhibit F in connection with the Assumption and concurrently therewith (but prior to the effectiveness thereof), the Trustee, Holdings and the Interest Escrow Agent shall enter into the Interest Escrow Agreement, substantially in the form attached hereto as Exhibit G.

Section 9.2.      With Consent of Holders of Notes.

                  Except as provided below in this Section 9.2, the Company and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.2, 6.4 and 6.7, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

                  Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

                  (1) reduce the principal amount of Notes at maturity whose Holders must consent to an amendment;

                  (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

                  (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

                  (4) make any Notes payable in money other than that stated in the Notes;

                  (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Holder's Note or Notes on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

                  (6) after the Company's obligation to purchase Notes arises hereunder, amend, change or modify in any material adverse respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

                  (7) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the Holders in any material respect;

                  (8) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture or release all or substantially all of the property and assets subject to a Lien securing the Obligations other than pursuant to the terms of the Security Documents; or

                  (9) prior to the release of Escrow Funds or Interest Escrow Funds (as such terms are defined in the Initial Escrow Agreement and Interest Escrow Agreement, respectively), release or modify in any respect the Lien of the Trustee on such Escrow Funds or Interest Escrow Funds.

                  Upon the written request of the Company accompanied by a resolution of the Board (evidenced by an Officers' Certificate) authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

                  It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
9.2 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

Section 9.3.      Compliance with Trust Indenture Act.

                  Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.4.      Revocation and Effect of Consents.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and therefore binds every Holder.

Section 9.5.      Notation on or Exchange of Notes.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.6.      Trustee To Sign Amendment, Etc.

                  The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board approves such amendment or supplemental indenture. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive, in addition to the documents required by Sections 12.4 and 12.5, and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that (i) the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, (ii) no Event of Default shall occur as a result of the execution of such Officers' Certificate or the delivery of such Opinion of Counsel, (iii) the amended or supplemental indenture complies with the terms of this Indenture, and (iv) the supplemental indenture has been duly executed and is an enforceable obligation of the Company.

                                    ARTICLE X.

                                    GUARANTEE

Section 10.1.     Unconditional Guarantee.

                  Each Guarantor by executing a supplemental indenture in form reasonably satisfactory to the Trustee (a "Guarantor Supplemental Indenture"), shall hereby unconditionally guarantee (such guarantee to be referred to herein as a "Guarantee"), on a senior basis jointly and severally, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.3. Each such Guarantor shall hereby agree that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, and action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each such Guarantor shall hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor shall further agree that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

Section 10.2.     Severability.

                  In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.3.     Limitation of Guarantor's Liability.

                  Each Guarantor upon executing a Guarantor Supplemental Indenture and by its acceptance hereof each Holder shall confirm that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor shall hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 10.5, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

Section 10.4.     Release of Guarantor.

                  (a) Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or all or substantially all its assets) to a Person which is not a Subsidiary of the Company and which sale or disposition is otherwise in compliance with Sections 4.10, 5.1 and the other terms of this Indenture, such Guarantor shall be deemed released from all obligations under this Article X without any further action required on the part of the Trustee or any Holder.

                  (b) The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this Section 10.4. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Securities as provided in this
Article X.

                  (c) All Guarantees shall be of no further force and effect upon the occurrence of a Legal Defeasance or a Covenant Defeasance, subject to reinstatement pursuant to Section 8.7 under the circumstances described therein.

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

Section 10.5.     Contribution.

                  In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Guarantor's obligations with respect to the Guarantee.

                  For the purposes of this Section 10.5, the "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

Section 10.6.     Waiver of Subrogation.

                  Until all Obligations are paid in full, each Guarantor shall by executing a Guarantor Supplemental Indenture hereby irrevocably waive any claims or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor shall by executing a Guarantor Supplemental Indenture acknowledge that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.6 is knowingly made in contemplation of such benefits.

Section 10.7.     Execution of Guarantee.

                  To evidence their guarantee to the Holders set forth in this
Article X, the Guarantors shall by executing a Guarantor Supplemental Indenture agree to execute the Guarantee in substantially the form attached hereto as Exhibit C, which shall be endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each Guarantor shall by executing a Guarantor Supplemental Indenture agree that its Guarantee set forth in this Article X shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by two Officers, or an Officer and an Assistant Secretary or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such Guarantee prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Guarantee had not ceased to be such officer of the Guarantor.

Section 10.8.     Waiver of Stay, Extension or Usury Laws.

                  Each Guarantor shall by executing a Guarantor Supplemental Indenture covenant (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Guarantor expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE XI.

                           SATISFACTION AND DISCHARGE

Section 11.1.     Satisfaction and Discharge.

                  This Indenture will be discharged and will cease to be of further effect (except as set forth below) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

                  (1)      either:

                           (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 2.7 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

                           (b) all Notes not theretofore delivered to the Trustee for cancellation have (i) become due and payable or
                  (ii) will become due and payable within one year, or are to be called for redemption within one year, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

                  (2) the Company has paid all other sums payable under this Indenture by the Company; and

                  (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

                  Notwithstanding the satisfaction and discharge of this Indenture, the Company's obligations in Sections 2.3, 2.4, 2.6, 2.7, 2.11, 7.7, 7.8, 12.2, 12.3 and 12.4, and the Trustee's and Paying Agent's obligations in
Section 11.2 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Section 7.7 shall survive.

Section 11.2.     Application of Trust.

                  All money deposited with the Trustee pursuant to Section 11.1 shall be held in trust and, at the written direction of the Company, be invested prior to maturity in U.S. Government Securities, and applied by the Trustee in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                  ARTICLE XII.

                                  MISCELLANEOUS

Section 12.1.     Trust Indenture Act Controls.

                  If any provision hereof limits, qualifies or conflicts with a provision of the TIA or another provision that would be required or deemed under such Act to be part of and govern this Indenture if this Indenture were subject thereto, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 12.2.     Notices.

                  Any notice or communication by the Company or the Trustee to others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                  If to the Company:

                           c/o Crum & Forster Holdings Corp.
                           305 Madison Avenue
                           Morristown, New Jersey 07962
                           Attention: Mary Jane Robertson
                           Fax: (973) 490-6612

                   With a copy to:

                           Shearman & Sterling
                           Commerce Court West
                           199 Bay Street
                           P.O. Box 247
                           Toronto, Ontario M5L 1E8
                           Attention: Christopher Cummings
                           Fax: (416) 360-2958

                  If to the Trustee:

                           The Bank of New York
                           101 Barclay Street, Fl. 8W
                           New York, New York 10286
                           Attention: Corporate Trust Department
                           Fax: (212) 815-5707

                  The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the address receives it.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.3.     Communication by Holders of Notes with Other Holders of Notes.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.4.     Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company and/or any Guarantor to the Trustee to take any action under this Indenture, other than actions in connection with the issuance of Notes under the Indenture, the Company and/or any Guarantor shall furnish to the Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.5.     Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.6.     Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.7. No Personal Liability of Directors, Officers, Employees and Stockholders.

                  No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of the Company or any of its Subsidiaries, as such, shall have any liability for any obligations of the Company or any of its Subsidiaries under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes and Guarantees by accepting a Note and a Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees. Such waiver may not be effective to waive liabilities under the federal securities law and it is the view of the Commission that such a waiver is against public policy.

Section 12.8.     Governing Law; Submission to Jurisdiction; Waiver of Jury
                  Trial.

                  THIS INDENTURE, THE GUARANTEES AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE COMPANY AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE GUARANTEES AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE TRUSTEE, THE COMPANY AND EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER OF THE NOTES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY OR ANY GUARANTOR IN ANY OTHER JURISDICTION.

Section 12.9.     No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10.    Successors.

                  All agreements of the Company in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11.    Severability.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12.    Counterpart Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13.    Table of Contents, Headings, Etc.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture, which have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.14.    Qualification of Indenture.

                  The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees for the Company, the Trustee and the Holders of the Notes) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                         [Signatures on following page]

                                   SIGNATURES

                                     CRUM & FORSTER FUNDING CORP.

                                     By:       /s/ THOMAS M. STRAUSS
                                         ---------------------------------------
                                         Name: Thomas M. Strauss
                                         Title: President

                                     THE BANK OF NEW YORK,
                                       as Trustee

                                     By:        /s/ MARIE TRIMBOLI
                                         ---------------------------------------
                                         Name:  Marie Trimboli
                                         Title: Assistant Vice President

                                                                     EXHIBIT A-1

                                  FORM OF NOTE

                                 (Face of Note)

                          CRUM & FORSTER FUNDING CORP.

                          10 3/8% SENIOR NOTE DUE 2013

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER,
(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL

                                      A-1-1

ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                                      A-1-2

                          CRUM & FORSTER FUNDING CORP.
                (May be assumed by Crum & Forster Holdings Corp.)

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. FOR EACH $1,000 PRINCIPAL AMOUNT AT MATURITY OF THIS NOTE, THE ISSUE PRICE IS $969.85. THE ISSUE DATE OF THIS NOTE IS JUNE 5, 2003 AND THE YIELD TO MATURITY IS 10.875%.

                          10 3/8% SENIOR NOTE DUE 2013

                                                 CUSIP No.______________________
No.______________                                $______________________________

Interest Payment Dates: June 15 and December 15
Record Dates: June 1 and December 1

                  CRUM & FORSTER FUNDING CORP., a Delaware corporation (the "Company," which term includes any successor corporation under the indenture hereinafter referred to ), for value received promises to pay to ____________________________________________________ or registered assigns, the principal sum of _____________________ Dollars on June 15, 2013.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

[SEAL]                                 Dated:

                                       CRUM & FORSTER FUNDING CORP.

                                       By: _____________________________________
                                           Name:
                                           Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK
as Trustee

By: __________________________________
    Authorized Signatory

                                      A-1-3

                                 (Back of Note)

                          10 3/8% Senior Notes due 2013

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. Interest. The Company promises to pay interest on the principal amount of this Note at the rate of 10 3/8% per annum from the date of original issuance until maturity and shall pay Additional Interest, if any, pursuant to the Registration Rights Agreement. The Company will pay interest semi-annually on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 15, 2003. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue payments of the principal, Purchase Price and Redemption Price of this Note from time to time on demand at the rate then borne by this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) hereon from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2. Method of Payment. The Company will pay interest on this Note and Additional Interest, if any, to the Person in whose name this Note is registered at the close of business on the June 1 and December 1 next preceding the Interest Payment Date, even if this Note is canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. Any such installment of interest or Additional Interest, if any, not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Interest Payment Date, and may be paid to the registered Holder at the close of business on a special interest payment date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holder not less than 10 days prior to such special interest payment date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The Company will pay principal, Redemption Price, Purchase Price, interest and Additional Interest, if any, at the corporate office of the Paying Agent in New York, New York, or, at the option of the Company, payment of interest and Additional Interest, if any, may be paid at the Trustee's corporate trust office or by check mailed to the Registered Holder at its address set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest and Additional Interest (if any) on, all Global Notes and all other Notes having an aggregate principal amount of at least $2,000,000 the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company may act in any such capacity.

                  4. Indenture and Guarantees. The Company issued $300.0 million in aggregate principal amount of the Notes under an Indenture dated as of June 5, 2003 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general obligations of the Company. Payment on each Note is guaranteed on a senior basis,

                                      A-1-4
jointly and severally, by the Guarantors, if any, pursuant to Article Ten of the Indenture. The Company may issue additional Notes under the Indenture.

                  5. Optional Redemption. The Company may, at its option, redeem any or all of the Notes at any time on or after June 15, 2008, upon not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof at the Redemption Prices (expressed as a percentage of the principal amount) set forth below, if redeemed during the 12-month period beginning June 15 of the years indicated below:

Year                                                      Redemption Price
----                                                      ----------------
2008...............................................           105.188%
2009...............................................           103.458%
2010...............................................           101.729%
2011 and thereafter................................           100.000%

in each case together with accrued and unpaid interest and Additional Interest, if any, to the Redemption Date.

                  If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or if the Notes are not so listed, by lot, pro rata or by any other method the Trustee shall deem fair and reasonable.

                  6. Special Redemption. At any time, or from time to time, on or prior to June 15, 2006 the Company, at its option, may use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the original principal amount of the Notes (a "Special Redemption") at a Redemption Price of 110.375% of the principal amount, together with accrued and unpaid interest and Additional Interest (if any), to the date of redemption, provided, however, that at least 65% of the original principal amount of the Notes issued will remain outstanding immediately after each such redemption; and provided, further, that each such redemption shall occur not more than 60 days after the date of the consummation of the applicable Equity Offering. If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures).

                  7. Special Mandatory Redemption. The Company will, on a day not more than 20 days following the Redemption Triggering Event (the "Special Mandatory Redemption Date") redeem all of the Notes (the "Special Mandatory Redemption") at a redemption price equal to the sum of (a) 96.985% of the principal amount of the Notes (which amount is equal to 100% of the original issue price of the Notes) plus (b) the accrued and unpaid interest on the Notes from and including the Issue Date to but excluding the Special Mandatory Redemption Date. The Redemption Triggering Event will occur on August 29, 2003, if the Assumption has not occurred prior to that date, or such earlier date that Fairfax or Crum & Forster Holdings Corp. delivers written notice to the Trustee that Fairfax does not intend to refinance the Credit Agreement or to pursue an amendment or waiver permitting Crum & Forster Holdings Corp. to complete the Assumption, that Crum & Forster Holdings Corp. does not intend to complete the Assumption, or that the Assumption will not otherwise occur prior to August 29, 2003. Otherwise, except as set forth in Paragraph 9 below with respect to repurchases of Notes in certain events, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

                  8. Notice of Redemption. Subject to the provisions of the Indenture, a notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notice of the Special Mandatory Redemption will be mailed promptly to each Holder, the Trustee and to the Initial Escrow Agent. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be

                                      A-1-5
redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                  9.       Repurchase at Option of Holder.

                  (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a Purchase Price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase, in accordance with the procedures set forth in the Indenture. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                  (b) On the 181st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of the relevant Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clause (3) of the first paragraph of Section
4.10 of the Indenture or on the date of consummation of an Excluded Sale (such date, a "Net Proceeds Offer Trigger Date"), the aggregate amount of such Net Cash Proceeds (that have not been applied as set forth in clause (3) of the first paragraph of Section 4.10 of the Indenture on or before such Net Proceeds Offer Trigger Date in the case of any Asset Sale other than an Excluded Sale) (each, a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (a "Net Proceeds Offer") on a Purchase Date not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders, on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with Section 4.10

                  (c) Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, the tendered Notes will be purchased pro rata based on the aggregate amounts of Notes tendered (and the Trustee shall select the tendered Notes of tendering Holders pro rata based on the amount of Notes tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

                  10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

                  12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal

                                      A-1-6
amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture and the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to comply with the provisions set forth in Section 5.1 of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to evidence and provide for the acceptance of appointment of a successor Trustee, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to add Guarantees with respect to the Notes, or to provide for the Assumption by executing a supplemental indenture substantially in the form of Exhibit F to the Indenture.

                  13. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest or Additional Interest, if any, on the Notes; (ii) default in payment when due of principal, Redemption Price or Purchase Price of the Notes when the same becomes due and payable at maturity, upon redemption, repurchase or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer); (iii) failure by the Company to comply with any covenant contained in the Indenture for 60 days after written notice to the Company by the Trustee or the Holders of at least 25% of the aggregate principal amount of the Notes outstanding; (iv) default under certain other agreements relating to Indebtedness of the Company which default (a) is caused by a failure to pay any amount due at the stated maturity thereof (giving effect to any applicable grace periods and any extensions thereof) or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the stated principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a default for failure to pay principal at final stated maturity or the maturity of which has been so accelerated, aggregates $15.0 million or more; (v) certain final judgments for the payment of money that remain undischarged for a period of 60 days, provided that the aggregate of all such undischarged judgments exceeds $15.0 million; and (vi) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary of the Company. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the entire principal amount of, and accrued and unpaid interest and Additional Interest, if any, on the Notes shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to payment on any Note) if it determines that withholding notice is in their interest. The Holders of a majority in principal amount of the Notes may waive any existing or past Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of, or interest on, any Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  14. Trustee Dealings with Company. Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

                  15. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any of its Subsidiaries, as such, shall have any liability for any obligations of the Company or any of its Subsidiaries under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                                      A-1-7

                  16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  18. Discharge Prior to Maturity. If the Company deposits with the Trustee or Paying Agent cash or U.S. Government Securities sufficient to pay the principal or Redemption Price of, and interest and Additional Interest, if any, on, the Notes to maturity or a specified Redemption Date and satisfies certain conditions specified in the Indenture, the Company will be discharged from the Indenture, except for certain Sections thereof.

                  19. Governing Law. The Indenture and Guarantees and this Note shall be governed by and construed in accordance with the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby. Each of the Company and each Guarantor hereby irrevocably submits to the jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any Federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to the Indenture and the Notes, and irrevocably accept for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. Each of the Company and each Guarantor irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company or any Guarantor in any other jurisdiction.

                  20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

                  21. Registration Rights. Pursuant to a the Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's Exchange Notes, which will be registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                                    Crum & Forster Holdings Corp.
                                    305 Madison Avenue
                                    Morristown, New Jersey 07962
                                    Fax: (973) 490-6612
                                    Attention: Valerie J. Gasparik

                                      A-1-8

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                  (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name address and zip code)

and irrevocably appoint_________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

         Date: __________________

                                    Your Signature: __________________________
                                                    (Sign exactly as your name
                                                    appears on the face of this
                                                     Note)

                  Signature Guarantee: _________________________________________
                                       (Participant in recognized signature
                                       guarantee medallion program)

                                      A-1-9

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you wish to elect to have all or any portion of this Note purchased by the Company pursuant to Section 4.10 ("Net Proceeds Offer") or
Section 4.14 ("Change of Control Offer") of the Indenture, check the applicable boxes

                  [ ] Net Proceeds Offer:          [ ] Change of Control Offer:

                      in whole        [ ]              in whole          [ ]

                      in part         [ ]              in part           [ ]

                      Amount to be                     Amount to be
                      purchased: $___________          purchased: $___________

                  Dated: ________________       Signature: _____________________
                                                           (Sign exactly as your
                                                            name appears on the
                                                            other side of this
                                                            Note)

                  Signature Guarantee: _________________________________________
                                        (Participant in recognized signature
                                         guarantee medallion program)

                  Social Security Number or
                  Taxpayer Identification Number: ______________________________

                                     A-1-10

                                                                     EXHIBIT A-2

                              FORM OF EXCHANGE NOTE

                                 (Face of Note)

                          CRUM & FORSTER HOLDINGS CORP.

                          10 3/8% SENIOR NOTE DUE 2013

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                      A-2-1

                          CRUM & FORSTER HOLDINGS CORP.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. FOR EACH $1,000 PRINCIPAL AMOUNT AT MATURITY OF THIS NOTE, THE ISSUE PRICE IS $969.85. THE ISSUE DATE OF THIS NOTE IS JUNE 5, 2003 AND THE YIELD TO MATURITY IS 10.875%.

                          10 3/8% SENIOR NOTE DUE 2013

                                                      CUSIP No. ________________
No. ______________                                    $_________________________

Interest Payment Dates: June 15 and December 15
Record Dates: June 1 and December 1

                  CRUM & FORSTER HOLDINGS CORP., a Delaware corporation (the "Company," which term includes any successor corporation under the indenture hereinafter referred to ), for value received promises to pay to ____________________________________________________ or registered assigns, the principal sum of _____________________ Dollars on June 15, 2013.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

                                       Dated:

                                       CRUM & FORSTER HOLDINGS CORP.

                                       By: _____________________________________
                                           Name:
                                           Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK
as Trustee

By: _________________________________
    Authorized Signatory

                                      A-2-2

                                 (Back of Note)

                          10 3/8% Senior Notes due 2013

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. Interest. The Company promises to pay interest on the principal amount of this Note at the rate of 10 3/8% per annum from the date of original issuance until maturity. The Company will pay interest semi-annually on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest
Payment Date shall be [       ]. The Company shall pay interest (including
post-petition interest in any proceeding under any Bankruptcy Law) on overdue payments of the principal, Purchase Price and Redemption Price of this Note from time to time on demand at the rate then borne by this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) hereon from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2. Method of Payment. The Company will pay interest on this Note to the Person in whose name this Note is registered at the close of business on the June 1 and December 1 next preceding the Interest Payment Date, even if this Note is canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Any such installment of interest not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Interest Payment Date, and may be paid to the registered Holder at the close of business on a special interest payment date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holder not less than 10 days prior to such special interest payment date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The Company will pay principal, Redemption Price, Purchase Price, interest at the corporate office of the Paying Agent in New York, New York, or, at the option of the Company, payment of interest may be paid at the Trustee's corporate trust office or by check mailed to the Registered Holder at its address set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest on, all Global Notes and all other Notes having an aggregate principal amount of at least $2,000,000 the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company may act in any such capacity.

                  4. Indenture and Guarantees. The Company issued $300.0 million in aggregate principal amount of the Notes under an Indenture dated as of June 5, 2003 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general obligations of the Company. Payment on each Note is guaranteed on a senior basis, jointly and severally, by the Guarantors, if any, pursuant to Article Ten of the Indenture. The Company may issue additional Notes under the Indenture.

                                      A-2-3

                  5. Optional Redemption. The Company may, at its option, redeem any or all of the Notes at any time on or after June 15, 2008, upon not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof at the Redemption Prices (expressed as a percentage of the principal amount) set forth below, if redeemed during the 12-month period beginning June 15 of the years indicated below:

Year                                                      Redemption Price
----                                                      ----------------
2008...............................................           105.188%
2009...............................................           103.458%
2010...............................................           101.729%
2011 and thereafter................................           100.000%

in each case together with accrued and unpaid interest to the Redemption Date.

                  If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or if the Notes are not so listed, by lot, pro rata or by any other method the Trustee shall deem fair and reasonable.

                  6. Special Redemption. At any time, or from time to time, on or prior to June 15, 2006 the Company, at its option, may use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the original principal amount of the Notes (a "Special Redemption") at a Redemption Price of 110.375% of the principal amount, together with accrued and unpaid interest, to the date of redemption, provided, however, that at least 65% of the original principal amount of the Notes issued will remain outstanding immediately after each such redemption; and provided, further, that each such redemption shall occur not more than 60 days after the date of the consummation of the applicable Equity Offering. If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures).

                  7. Special Mandatory Redemption. The Company will, on a day not more than 20 days following the Redemption Triggering Event (the "Special Mandatory Redemption Date") redeem all of the Notes (the "Special Mandatory Redemption") at a redemption price equal to the sum of (a) 96.985% of the principal amount of the Notes (which amount is equal to 100% of the original issue price of the Notes) plus (b) the accrued and unpaid interest on the Notes from and including the Issue Date to but excluding the Special Mandatory Redemption Date. The Redemption Triggering Event will occur on August 29, 2003, if the Assumption has not occurred prior to that date, or such earlier date that Fairfax or Crum & Forster Holdings Corp. delivers written notice to the Trustee that Fairfax does not intend to refinance the Credit Agreement or to pursue an amendment or waiver permitting Crum & Forster Holdings Corp. to complete the Assumption, that Crum & Forster Holdings Corp. does not intend to complete the Assumption, or that the Assumption will not otherwise occur prior to August 29, 2003. Otherwise, except as set forth in Paragraph 9 below with respect to repurchases of Notes in certain events, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

                  8. Notice of Redemption. Subject to the provisions of the Indenture, a notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notice of the Special Mandatory Redemption will be mailed promptly to each Holder, the Trustee and to the Initial Escrow Agent. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                                      A-2-4

                  9.       Repurchase at Option of Holder.

                  (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a Purchase Price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase, in accordance with the procedures set forth in the Indenture. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                  (b) On the 181st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of the relevant Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clause (3) of the first paragraph of Section
4.10 of the Indenture or on the date of consummation of an Excluded Sale (such date, a "Net Proceeds Offer Trigger Date"), the aggregate amount of such Net Cash Proceeds (that have not been applied as set forth in clause (3) of the first paragraph of Section 4.10 of the Indenture on or before such Net Proceeds Offer Trigger Date in the case of any Asset Sale other than an Excluded Sale) (each, a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (a "Net Proceeds Offer") on a Purchase Date not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders, on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with Section 4.10

                  (c) Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, the tendered Notes will be purchased pro rata based on the aggregate amounts of Notes tendered (and the Trustee shall select the tendered Notes of tendering Holders pro rata based on the amount of Notes tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

                  10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

                  12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture and the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to

                                      A-2-5
or in place of certificated Notes, to comply with the provisions set forth in
Section 5.1 of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to evidence and provide for the acceptance of appointment of a successor Trustee, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to add Guarantees with respect to the Notes, or to provide for the Assumption by executing a supplemental indenture substantially in the form of Exhibit F to the Indenture.

                  13. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal, Redemption Price or Purchase Price of the Notes when the same becomes due and payable at maturity, upon redemption, repurchase or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);
(iii) failure by the Company to comply with any covenant contained in the Indenture for 60 days after written notice to the Company by the Trustee or the Holders of at least 25% of the aggregate principal amount of the Notes outstanding; (iv) default under certain other agreements relating to Indebtedness of the Company which default (a) is caused by a failure to pay any amount due at the stated maturity thereof (giving effect to any applicable grace periods and any extensions thereof) or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the stated principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a default for failure to pay principal at final stated maturity or the maturity of which has been so accelerated, aggregates $15.0 million or more; (v) certain final judgments for the payment of money that remain undischarged for a period of 60 days, provided that the aggregate of all such undischarged judgments exceeds $15.0 million; and
(vi) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary of the Company. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the entire principal amount of, and accrued and unpaid interest and Additional Interest on the Notes shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to payment on any Note) if it determines that withholding notice is in their interest. The Holders of a majority in principal amount of the Notes may waive any existing or past Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of, or interest on, any Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  14. Trustee Dealings with Company. Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

                  15. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any of its Subsidiaries, as such, shall have any liability for any obligations of the Company or any of its Subsidiaries under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint

                                      A-2-6
tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  18. Discharge Prior to Maturity. If the Company deposits with the Trustee or Paying Agent cash or U.S. Government Securities sufficient to pay the principal or Redemption Price of, and interest on, the Notes to maturity or a specified Redemption Date and satisfies certain conditions specified in the Indenture, the Company will be discharged from the Indenture, except for certain Sections thereof.

                  19. Governing Law. The Indenture and Guarantees and this Note shall be governed by and construed in accordance with the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby. Each of the Company and each Guarantor hereby irrevocably submits to the jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any Federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to the Indenture and the Notes, and irrevocably accept for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. Each of the Company and each Guarantor irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company or any Guarantor in any other jurisdiction.

                  20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

                  21. Registration Rights. Pursuant to a the Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's Exchange Notes, which will be registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Notes.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                                    Crum & Forster Holdings Corp.
                                    305 Madison Avenue
                                    Morristown, New Jersey 07962
                                    Fax: (973) 490-6612
                                    Attention: Valerie J. Gasparik

                                      A-2-7

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                  (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name address and zip code)

and irrevocably appoint_________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

         Date: _____________________

                                       Your Signature: ________________________
                                                       (Sign exactly as your
                                                        name appears on the
                                                        face of this Note)

                  Signature Guarantee: _________________________________________
                                       (Participant in recognized signature
                                        guarantee medallion program)

                                      A-2-8

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you wish to elect to have all or any portion of this Note purchased by the Company pursuant to Section 4.10 ("Net Proceeds Offer") or
Section 4.14 ("Change of Control Offer") of the Indenture, check the applicable boxes

                  [ ] Net Proceeds Offer:          [ ] Change of Control Offer:

                      in whole        [ ]              in whole         [ ]

                      in part         [ ]              in part          [ ]

                      Amount to be                     Amount to be
                      purchased: $___________          purchased: $___________

                  Dated: ________________    Signature: ________________________
                                                        (Sign exactly as your
                                                         name appears on the
                                                         other side of this
                                                         Note)

                  Signature Guarantee: _________________________________________
                                        (Participant in recognized signature
                                         guarantee medallion program)

                  Social Security Number or
                  Taxpayer Identification Number:_______________________________

                                      A-2-9

                                                                       EXHIBIT B

                                    GUARANTEE

                  For value received, [each of] the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other Obligations of the Company under the Indenture (as defined below) or the Note, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Ten of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of June 5, 2003, among Crum & Forster Funding Corp., a Delaware corporation, as issuer (the "Company") and The Bank of New York, as trustee (the "Trustee") (as amended or supplemented, the "Indenture").

                  THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

                  This Guarantee is subject to release upon the terms set forth in the Indenture.

                                     [GUARANTOR(S)]

                                     By: _______________________________________
                                         Name:
                                         Title:

                                     By: _______________________________________
                                         Name:
                                         Title:

                                                                    EXHIBIT C(1)

                        FORM OF REGULATION S CERTIFICATE

                                                     ____________________,______

The Bank of New York
101 Barclay Street, Fl. 8W
New York, New York 10286
Attention: Corporate Trust Department

Attention: Corporate Trust Administration

                  Re: Crum & Forster Funding Corp. [Crum & Forster Holdings Corp.] (the "Company") 10 3/8% Senior Notes due 2013 (the "Notes")

Dear Sirs:

                  This letter relates to U.S. $ ______________ principal amount at maturity of Notes represented by a certificate (the "Legended Certificate") which bears a legend outlining restrictions upon transfer of such Legended Certificate. Pursuant to Section 2.1 of the Indenture (the "Indenture") dated as of June 5, 2003 relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

                                            Very truly yours,

                                            [Name of Holder]

                                            By: ________________________________
                                                    Authorized Signature

                                     C(1)-1

                                                                    EXHIBIT C(2)

                           CERTIFICATE TO BE DELIVERED
               UPON EXCHANGE OR REGISTRATION OF TRANSFER OF NOTES

                                                     ____________________,______

The Bank of New York
101 Barclay Street, Fl. 8W
New York, New York 10286
Attention: Corporate Trust Department

Attention: Corporate Trust Administration

                  Re: Crum & Forster Funding Corp. [Crum & Forster Holdings Corp.] (the "Company") 10 3/8% Senior Notes due 2013 (the "Notes")

Dear Sirs:

                  This Certificate relates to $ _____________ principal amount of Notes held in

                  [ ] book-entry* or [ ] certificated form*

                  by ___________________________________(the "Transferor").

                  The Transferor:*

                  [ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in certificated, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

                  [ ] has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

                  In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and as provided in Section 2.6 of such Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

                  [ ] Such Note is being acquired for the Transferor's own account, without transfer.

-------------------
*   Check applicable box

                                     C(2)-1

                  [ ] Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A.

                  [ ] Such Note is being transferred to an "Accredited Investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) in accordance with Regulation D under the Securities Act.

                  [ ] Such Note is being transferred pursuant to an exemption from registration in accordance with Regulation S under the Securities Act.

                  [ ] Such Note is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act.

                  [ ] Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, 144 or Rule 904 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.

                                           Very truly yours,

                                           _____________________________________
                                           [INSERT NAME OF TRANSFEROR]

                                           By: _________________________________
                                               Name:
                                               Title:

Date: __________________

                                     C(2)-2

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE TO BE
                          DELIVERED IN CONNECTION WITH
                    TRANSFERS TO NON-QIB ACCREDITED INVESTORS

                                                  ______________________,_______

The Bank of New York
101 Barclay Street, Fl. 8W
New York, New York 10286
Attention: Corporate Trust Department

Attention: Corporate Trust Administration

                  Re: Crum & Forster Funding Corp. [Crum & Forster Holdings Corp.] (the "Company") 10 3/8% Senior Notes due 2013 (the "Notes")

Dear Sirs:

                  In connection with our proposed purchase of 10 3/8% Senior Notes due 2013 (the "Notes") of the Company, we confirm that:

                  1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of June 5, 2003 relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the Notes have not been registered under the Securities Act or any other applicable securities law, and that the Notes may not be offered, sold or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should offer, sell, transfer, pledge, hypothecate or otherwise dispose of any Notes within two years after the original issuance of the Notes, we will do so only (A) to the Company or any Subsidiary thereof, (B) inside the United States to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act, (C) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to you a signed letter substantially in the form of this letter, (D) outside the United States to a foreign person in compliance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (F) in accordance with another exemption from the registration requirements of the Securities Act, or (G) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein and in the Indenture.

                  3. We understand that, on any proposed transfer of any Notes prior to the date that is two years after the later of the original issue date of the Notes and the last date the Notes were held by an affiliate of the Company pursuant to paragraphs 2(C), 2(D), 2(E) and 2(F) above, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed transfer complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are acquiring the Notes for investment purposes and not with a view to, or offer of sale in connection with, any distribution in violation of the Securities Act, and we are each able to bear the economic risk of our or its investment.

                  5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,

                                    (Name of Transferee)

                                    By: ________________________________________
                                                   Authorized Signature

                                                                       EXHIBIT E

                       FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S

                                                      __________________, ______

The Bank of New York
101 Barclay Street, Fl. 8W
New York, New York 10286
Attention: Corporate Trust Department

Attention: Corporate Trust Administration

                  Re: Crum & Forster Funding Corp. [Crum & Forster Holdings Corp.] (the "Company") 10 3/8% Senior Notes due 2013 (the "Notes")

Dear Sirs:

                  In connection with our proposed sale of $_________ aggregate principal amount at maturity of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

                  (1)      the offer of the Notes was not made to a person in

         the United States;

                  (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

                  (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

                                    Very truly yours,

                                    [Name of Transferor]

                                    By: ________________________________________
                                                  Authorized Signature

                                                                       EXHIBIT F

                      FORM OF FIRST SUPPLEMENTAL INDENTURE,
                      TO BE EXECUTED ON THE ASSUMPTION DATE

                                                                       EXHIBIT G

                       FORM OF INTEREST ESCROW AGREEMENT,
                      TO BE EXECUTED ON THE ASSUMPTION DATE

                                      G-1